Exhibit 10.2

EXECUTION COPY

INVESTMENT AGREEMENT

dated as of March 9, 2009,

among

THE DOW CHEMICAL COMPANY

and

THE INVESTORS NAMED HEREIN

Table of Contents

Page

ARTICLE I

Purchase and Sale; Closings

ARTICLE II

Representations and Warranties

SECTION 2.01.	Representations and Warranties of the Company	5
SECTION 2.02.	Representations and Warranties of the Investors	8

ARTICLE III

Covenants

SECTION 3.01.	Further Assurances	10
SECTION 3.02.	Expenses	10
SECTION 3.03.	Confidentiality	11
SECTION 3.04.	Sufficiency of Outstanding Company Common Stock	11

ARTICLE IV

Additional Agreements

SECTION 4.01.	Release of Claims	11
SECTION 4.02.	Commitment Fees	12

ARTICLE V

Registration Rights

SECTION 5.01.	Shelf Registration	13
SECTION 5.02.	Demand Registration	16
SECTION 5.03.	Piggyback Registrations	18
SECTION 5.04.	Registration Procedures	19

i

ARTICLE VI

Miscellaneous

Index of Defined Terms

Term	Location of Definition

1955 Trust	6.10(u)
1956 Trust	6.10(u)
1961 Trust A	6.10(u)
1961 Trust B	6.10(u)
Adverse Disclosure	6.10(a)
affiliate	6.10(b)
Agreement	Preamble
Automatic Shelf Registration Statement	2.01(i)
Bankruptcy Exceptions	2.01(c)
Beneficial Ownership	6.10(c)
Beneficially Own	6.10(c)
Benefit Plans	6.10(d)
Capitalization Date	2.01(b)
Commission	2.01
Company	Preamble
Company Capital Stock	2.01(b)
Company Common Stock	Recitals
Company Indemnified Persons	5.06(b)
Company Preferred Stock	2.01(b)
Company Stock Options	2.01(b)
control	6.10(b)
Convertible Preferred Certificate of Designations	Recitals
Convertible Preferred Deduction	1.04(b)
Convertible Preferred Share Purchase	1.03(a)
Convertible Preferred Stock	Recitals
Convertible Preferred Stock Closing	1.04(a)
Covered Securities	6.10(e)
Delay Period	5.01(e)
Demand Notice	5.02(a)
Demand Registration	5.02(a)
Demand Registration Statement	5.02(a)
Demanding Investor Representative	6.10(f)
Dow – Rohm and Haas Litigation	6.10(g)
Exchange Act	2.01
First 1945 Trust	6.10(a)
Holder	6.10(h)
Holder Indemnified Persons	5.06(a)
Indemnified Persons	6.03
Initial Closing	1.02(a)
Initial Closing Date	1.02(a)
Inspectors	5.04(a)(vi)

Investor	Preamble
Investor Representative	6.10(i)
Investors	Preamble
Issuer Free Writing Prospectus	6.10(j)
Losses	5.06(a)
Merger	1.02(c)(ii)
Merger Agreement	6.10(k)
NYSE	2.01(h)
Option	1.03(b)
Option Notice	1.03(b)
Other Piggyback Securities	5.03(b)
Paulson Representative	6.10(l)
Perpetual Preferred Certificate of Designation	Recitals
Perpetual Preferred Deduction	1.02(b)
Perpetual Preferred Share Purchase	1.01
Perpetual Preferred Stock	Recitals
person	6.10(m)
Person	6.10(m)
Piggyback Notice	5.03(a)
Piggyback Registration	5.03(a)
Prospectus	6.10(n)
Purchased Convertible Preferred Shares	Recitals
Purchased Perpetual Preferred Shares	Recitals
Purchased Shares	Recitals
Ramses	1.02(c)(ii)
Records	5.04(a)(vi)
Registrable Securities	6.10(o)
Registration Statement	6.10(p)
Related Persons	4.01
Released Claims	4.01
Requested Information	5.06(g)
SEC Reports	2.01
Second 1945 Trust	6.10(u)
Securities Act	2.01(a)
Share Purchase	1.03(a)
Shelf Demand Notice	5.01(b)
Shelf Demand Offering	5.01(b)
Shelf Registration Statement	5.01(a)
Significant Subsidiary	2.01(a)
Significant Subsidiaries	2.01(a)
Stockholder Group	6.10(q)
subsidiary	6.10(r)
Suspension Period	5.01(e)
Transferee	6.10(s)
Trusts	6.10(u)
Trusts Representative	6.10(t)

Underwriter Indemnified Persons	5.06(a)
Underwritten Offering	6.10(v)
Voting Agreement	6.10(w)
Voting Company Debt	2.01(b)

v

INVESTMENT AGREEMENT dated as of March 9, 2009 (this “Agreement”), among The Dow Chemical Company, a Delaware corporation (the “Company”), and the investors identified on the signature pages hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS the Company desires to issue, sell and deliver to the Trusts, and the Trusts desire to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 500,000 shares (the “Purchased Convertible Preferred Shares”) of the Company’s Convertible Preferred Stock, Series C (“Convertible Preferred Stock”), convertible into shares of the common stock, par value $2.50 per share, of the Company (“Company Common Stock”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Designations in the exact form attached hereto as Annex A (the “Convertible Preferred Certificate of Designations”); and

WHEREAS the Company desires to issue, sell and deliver to the Investors, and the Investors desire to purchase and acquire from the Company, pursuant to the terms and conditions set forth in this Agreement, an aggregate of 2,500,000 shares (the “Purchased Perpetual Preferred Shares” and, together with the Purchased Convertible Preferred Shares, the “Purchased Shares”) of the Company’s Cumulative Perpetual Preferred Stock, Series B (“Perpetual Preferred Stock”), having the powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Certificate of Designations in the exact form attached hereto as Annex B (the “Perpetual Preferred Certificate of Designations”).

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Purchase and Sale; Closings

SECTION 1.01.  Purchase and Sale of the Purchased Perpetual Preferred Shares.  On the terms and subject to the conditions set forth in this Agreement, at the Initial Closing, the Company shall issue, sell and deliver to each Investor, and each Investor shall purchase and acquire from the Company, the number of Purchased Perpetual Preferred Shares set forth opposite such Investor’s name on Schedule I hereto for a purchase price per Purchased Perpetual Preferred Share equal to $1,000, payable as set forth in Section 1.02.  The purchase and sale of the Purchased Perpetual Preferred Shares is referred to in this Agreement as the “Perpetual Preferred Share Purchase”.

SECTION 1.02.  Initial Closing.  (a) The closing of the Perpetual Preferred Share Purchase (the “Initial Closing”) shall occur immediately after the consummation of the Merger (the date on which the consummation of the Merger occurs, the “Initial Closing Date”), subject only to the satisfaction or (to the extent permitted by law) waiver of the conditions to the Initial Closing set forth in Section 1.02(c) and 1.02(d), at the offices of Shearman & Sterling LLP, 599

Lexington Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the Investors and the Company.

(b)  At the Initial Closing, (i) the Company shall deliver to each Investor certificates representing the Purchased Perpetual Preferred Shares to be sold to such Investor, duly registered in the name of such Investor, and (ii) each Investor shall pay to the Company the amount set forth opposite such Investor’s name on Schedule I hereto, and such payment shall be (A) in the case of each Trust, effected as a deduction from the Merger Consideration (as defined in the Merger Agreement) to be received by such Investor pursuant to and in accordance with the terms of the Merger Agreement and (B) in all other cases, effected as a deduction from the Merger Consideration to be received by such Investor pursuant to and in accordance with the terms of the Merger Agreement; provided, however, that the Company will cooperate with such Investor in respect of the allocation of preferred stock certificates among such Investor’s accounts and in respect of the appropriate allocation of cash deposits (the deductions described in (A) and (B) above, each a “Perpetual Preferred Deduction”).

(c)  The respective obligation of each Investor and the Company to effect the Perpetual Preferred Share Purchase is subject to the satisfaction at the Initial Closing of each of the following conditions:

(i)  no injunction, restraint or prohibition by any court or other tribunal of competent jurisdiction which prohibits the Perpetual Preferred Share Purchase shall have been entered and shall continue to be in effect; and

(ii)  the merger of Ramses Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Ramses”), with and into Rohm and Haas Company, a Delaware corporation (the “Merger”), shall have been consummated in accordance with the terms of the Merger Agreement.

(d)  The obligation of each Investor to effect the Perpetual Preferred Share Purchase is also subject to the satisfaction or waiver by such Investor at or prior to the Initial Closing of each of the following conditions:

(i)  each Investor shall have been paid by wire transfer of immediately available funds the Merger Consideration (as reduced by the Perpetual Preferred Deduction and, in the case of each Trust and so long as the Company has not exercised its Option, the Convertible Preferred Deduction) to be received by such Investor pursuant to and in accordance with the terms of the Merger Agreement;

(ii)  each Investor shall have been paid on the date of this Agreement by wire transfer of immediately available funds a commitment fee equal to 2.25% of the aggregate purchase price (set forth opposite such Investor’s name on Schedule I hereto) to be paid by such Investor for the Purchased Perpetual Preferred Shares to be sold to such Investor;

(iii)  the Purchased Perpetual Preferred Shares shall have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be (A) validly issued, fully paid and nonassessable, (B) not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (C) be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever other than those for the benefit of any Investor or affiliate thereof;

(iv)  the Board of Directors of the Company shall have duly adopted resolutions approving the Perpetual Preferred Certificate of Designations, and the Company shall have filed the Perpetual Preferred Certificate of Designations with the Secretary of State of the State of Delaware and the Perpetual Preferred Certificate of Designations shall have become effective;

(v)  each Trust shall have been paid on the date of this Agreement by wire transfer of immediately available funds a commitment fee equal to 0.75% of the aggregate purchase price (set forth opposite such Trust’s name on Schedule II hereto) to be paid by such Trust for the Purchased Convertible Preferred Shares to be sold to such Trust;

(vi)  so long as the Company has not exercised its Option, the Purchased Convertible Preferred Shares shall have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be (A) validly issued, fully paid and nonassessable, (B) not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (C) be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever other than those for the benefit of any Investor or affiliate thereof; and

(vii)  so long as the Company has not exercised its Option, the Board of Directors of the Company shall have duly adopted resolutions approving the Convertible Preferred Certificate of Designations, and the Company shall have filed the Convertible Preferred Certificate of Designations with the Secretary of State of the State of Delaware and the Convertible Preferred Certificate of Designations shall have become effective.

SECTION 1.03.  Purchase and Sale of the Purchased Convertible Preferred Shares.  (a) On the terms and subject to the conditions set forth in this Agreement, at the Convertible Preferred Stock Closing, the Company shall issue, sell and deliver to each Trust, and each Trust shall purchase and acquire from the Company, the number of Purchased Convertible Preferred Shares set forth opposite such Trust’s name on Schedule II hereto for a purchase price per Purchased Convertible Preferred Share equal to $1,000, payable as set forth in Section 1.04.  The purchase and sale of the Purchased Convertible Preferred Shares is referred to in this Agreement as the “Convertible Preferred Share Purchase”.  The “Share Purchase” means, collectively, the Perpetual Preferred Share Purchase and the Convertible Preferred Share Purchase.

(b)  Notwithstanding anything to the contrary contained herein, the Company may elect not to effect and close the Convertible Preferred Share Purchase (the “Option”) by delivering a written notice to that effect (the “Option Notice”) to the Trusts.  If the Option Notice is not delivered by 5:00 p.m., New York time, on the date that is two business day prior to the Initial Closing, the Option shall terminate and be of no further force and effect.  If the Company exercises its Option, the respective obligation of each Trust and the Company to effect the Convertible Preferred Share Purchase shall terminate and the Merger Consideration to be received by the Trusts pursuant to and in accordance with the terms of the Merger Agreement shall not reduced by the Convertible Preferred Deduction, and such Merger Consideration shall be paid to the Trusts pursuant to and in accordance with the terms of the Merger Agreement.

SECTION 1.04.  Convertible Preferred Stock Closing.  (a) The closing of the Convertible Preferred Share Purchase (the “Convertible Preferred Stock Closing”) shall occur simultaneously with the Initial Closing so long as the Company has not exercised its Option, subject only to the satisfaction or (to the extent permitted by law) waiver of the conditions to the Convertible Preferred Stock Closing set forth in Section 1.04(c) and 1.04(d), at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, unless another time, date or place is agreed to in writing by the Trusts and the Company.

(b)  At the Convertible Preferred Stock Closing, (i) the Company shall deliver to each Trust certificates representing the Purchased Convertible Preferred Shares to be sold to such Trust, duly registered in the name of such Trust, and (ii) each Trust shall pay to the Company the amount set forth opposite such Trust’s name on Schedule II hereto, and such payment shall be effected as a deduction (the “Convertible Preferred Deduction”) from the aggregate Merger Consideration (as defined in the Merger Agreement) to be received by such Investor pursuant to and in accordance with the terms of the Merger Agreement.

(c)  The respective obligation of each Trust and the Company to effect the Convertible Preferred Share Purchase is subject to the satisfaction at the Convertible Preferred Stock Closing of each of the following conditions:

(i)  no injunction, restraint or prohibition by any court or other tribunal of competent jurisdiction which prohibits the Convertible Preferred Share Purchase shall have been entered and shall continue to be in effect; and

(ii)  the Merger shall have been consummated in accordance with the terms of the Merger Agreement.

(d)  The obligation of each Trust to effect the Convertible Preferred Share Purchase is also subject to the satisfaction or waiver by such Trust at or prior to the Convertible Preferred Stock Closing of the following condition:  the Initial Closing shall occur simultaneously.

SECTION 1.05.  Frustration of Closing Conditions.  Neither the Company nor any Investor may assert that a condition set forth in Section 1.02 or 1.04 has not been satisfied or waived if such failure was caused by such party’s breach of Section 3.01 or any other provision of this Agreement.

ARTICLE II

Representations and Warranties

SECTION 2.01.  Representations and Warranties of the Company.  Except as previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2008, or its other reports and forms (collectively, the “SEC Reports”) filed with the Securities and Exchange Commission (the “Commission”) under Section 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to January 1, 2009 and prior to the date of this Agreement, the Company hereby represents and warrants to each Investor that as of the date hereof (or such other date so specified):

(a)  Organization, Authority and Significant Subsidiaries.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own, lease and operate its properties and assets and conduct its business as currently conducted.  Each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act (individually, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”) has been duly organized or formed and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, except where the failure to be so organized or formed, validly existing or in good standing would not reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(b)  Capitalization.  The authorized capital stock of the Company consists of 1,500,000,000 shares of Company Common Stock and 250,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock” and, together with the Company Common Stock, the “Company Capital Stock”).  At the close of business on February 28, 2009 (the “Capitalization Date”), (i) 925,778,423 shares of Company Common Stock were issued and outstanding; (ii) 55,599,130 shares of Company Common Stock were held by the Company as treasury shares; (iii) 63,784,379 shares of Company Common Stock were subject to outstanding options to acquire shares of Company Common Stock (“Company Stock Options”); (iv) the Company had granted deferred, performance deferred and restricted stock for a total of 2,978,040 shares of Company Common Stock and maintained a balance in its employee stock purchase plan of 10,409,704 shares of Company Common Stock; and (v) no shares of Company Preferred Stock were issued or outstanding or held by the Company as treasury shares.  Except as set forth above or in connection with an aggregate of 4,000,000 shares of the Company’s Cumulative Convertible Perpetual Preferred Stock, Series A, to be issued to Berkshire Hathaway Inc. and to the Kuwait Investment Authority, at the Capitalization Date, no shares of Company Common Stock or other capital stock or other voting securities of the Company were issued,  reserved for issuance or outstanding.  Since the Capitalization Date through the date of this Agreement, other than in connection with the issuance of Company Common Stock pursuant to the exercise of Company Stock Options, no shares of Company Common Stock or other capital stock or voting securities of the Company were issued and there has been no change in the number of outstanding Company Stock Options.  All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Initial Closing or the Convertible

Preferred Stock Closing will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote (“Voting Company Debt”).  Except for any obligations under any Company Benefit Plan, in connection with an aggregate of 4,000,000 shares of the Company’s Cumulative Convertible Perpetual Preferred Stock, Series A, to be issued to Berkshire Hathaway Inc. and to the Kuwait Investment Authority or as otherwise set forth above, as of the date of this Agreement, there are no options, warrants, calls, rights, convertible or exchangeable securities, stock-based performance units, contracts or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound (i) obligating the Company or any such subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exchangeable for any capital stock of or other equity interest in, the Company or of any of its subsidiaries or any Voting Company Debt or (ii) obligating the Company or any such subsidiary to issue, grant or enter into any such option, warrant, call, right, convertible or exchangeable security, stock-based performance unit, contract or undertaking.

(c)  Authorization; Enforceability.  The Company has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no other actions or proceedings on the part of the Company (including any approval of the holders of any shares of capital stock of the Company) are necessary to authorize the consummation of the transactions contemplated hereby (except for the approval by the Company’s Board of Directors of the Perpetual Preferred Certificate of Designations and the Convertible Preferred Certificate of Designations).  This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity (“Bankruptcy Exceptions”).

(d)  No Conflict.

(i)  Neither the execution, delivery and performance by the Company of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Significant Subsidiary under any of the terms, conditions or provisions of (1) its certificate of incorporation or by-laws or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Significant Subsidiary is a party or by which it may be bound, or to which the Company or any Significant Subsidiary or any of the properties or assets of the Company or any Significant Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Significant Subsidiary or any of their respective properties or assets except, in the case of clauses (A)(2) and (B) above, for those occurrences that would not reasonably be expected to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement.

(ii)  Other than (x) in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, (y) the filing of the Perpetual Preferred Certificate of Designations and the Convertible Preferred Certificate of Designations and (z) the filing of the certificate of merger relating to the Merger, no notice to, filing with, review by, or authorization, consent or approval of, any governmental authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement.

(e)  Company Financial Statements.

(i)  The consolidated financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the SEC Reports fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements were prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (except as may be noted therein).

(ii)  Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission.

(f)  Authorization of Purchased Perpetual Preferred Shares and Purchased Convertible Preferred Shares.  As of the Initial Closing Date, the Purchased Perpetual Preferred Shares and the Purchased Convertible Preferred Shares will (i) be duly authorized by all necessary corporate action on the part of the Company, (ii) be validly issued, fully paid and nonassessable, (iii) not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (iv) be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever.

(g)  Reports.  Since December 31, 2008 through the date of this Agreement, the Company has complied in all material respects with the filing requirements of Sections 13(a), 14(a) and 15(d) of the Exchange Act.  The SEC Reports, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)  NYSE.  Shares of the Company Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange (“NYSE”), and the Company has no action pending to terminate the registration of the Company Common Stock under the Exchange Act or delist the Company Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is currently contemplating terminating such registration or listing.

(i)  Automatic Shelf Registration Statement.  The Company is and, at the time of initial filing of an automatic shelf registration statement on Form S-3 (the “Automatic Shelf Registration Statement”) under the Securities Act with the Commission, covering the Purchased Convertible Preferred Shares, the Company Common Stock issuable upon conversion of the Convertible Preferred Shares and the Purchased Perpetual Preferred Shares, will be a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act) and is and, at the time of initial filing of an Automatic Shelf Registration Statement, will be eligible to file an automatic shelf registration statement on Form S-3 under the Securities Act.  Upon filing of an Automatic Shelf Registration Statement, covering the Purchased Convertible Preferred Shares, the Company Common Stock issuable upon conversion of the Convertible Preferred Shares and the Purchased Perpetual Preferred Shares, such Automatic Shelf Registration Statement will be effective and will conform in all respects to the requirements of the Securities Act, and the rules and regulations of the Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The preceding sentence does not apply to any information furnished in writing to the Company by any Investor expressly for inclusion therein.

(j)  Authorization of Company Common Stock Issuable upon Conversion of Convertible Preferred Shares.  The Company Common Stock issuable upon conversion of the Convertible Preferred Shares has been duly authorized and reserved and, when issued and delivered upon conversion of the Convertible Preferred Shares in accordance with the terms of the Convertible Preferred Certificate of Designations, will (i) be validly issued, fully paid and nonassessable, (ii) not have been issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right and (iii) be free and clear of all pledges, liens, charges, mortgages, encumbrances or security interests of any kind or nature whatsoever.

SECTION 2.02.  Representations and Warranties of the Investors.  Each Investor, with respect to itself and not with respect to any other Investor, hereby represents and warrants to the Company that as of the date hereof:

(a)  Organization and Authority.  Such Investor has been duly organized or formed and, if applicable, is validly existing and in good standing under the laws of its jurisdiction of organization or formation, with the requisite power and authority to own, lease and operate its properties and assets and conduct its business as currently conducted.

(b)  Authorization; Enforceability.  Such Investor has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.  The execution, delivery and performance of this Agreement by such Investor and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor, and no other actions or proceedings on the part of such Investor are necessary to authorize the consummation of the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by such Investor and constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as may be limited by the Bankruptcy Exceptions.

(c)  No Conflict.  Neither the execution, delivery and performance by such Investor of this Agreement, nor the consummation by such Investor of the transactions contemplated hereby, nor compliance by such Investor with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of such Investor under any of the terms, conditions or provisions of (1) its certificate of incorporation or by-laws or other equivalent organizational or formation document or (2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Investor is a party or by which it may be bound, or to which such Investor or any of the properties or assets of such Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to such Investor or any of its respective properties or assets except, in the case of clauses (A)(2) and (B) above, for those occurrences that would not reasonably be expected to have a material adverse effect on the ability of such Investor to consummate the transactions contemplated by this Agreement.

(d)  Consents.  Other than in connection or in compliance with the provisions of the Securities Act and the securities or blue sky laws of the various states, no notice to, filing with, review by, or authorization, consent or approval of any governmental authority is necessary for the consummation by such Investor of the transactions contemplated by this Agreement.

(e)  Purchase for Investment.  Such Investor acknowledges that the Purchased Perpetual Preferred Shares have not been registered under the Securities Act or under any state securities laws.  Such Investor (i) is acquiring the Purchased Perpetual Preferred Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention or view to distribute any of the Purchased Perpetual Preferred Shares to any person in violation of the Securities Act, (ii) will not sell or otherwise dispose of any of the Purchased Perpetual Preferred Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Perpetual Preferred Shares and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of its making its investment in the Purchased Perpetual

Preferred Shares, and (iv) is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act).

ARTICLE III

Covenants

SECTION 3.01.  Further Assurances.  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Perpetual Preferred Share Purchase, the Convertible Preferred Share Purchase and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following:  (i) the taking of all acts necessary to cause the conditions to the Initial Closing and the Convertible Preferred Stock Closing to be satisfied as promptly as reasonably practicable; and (ii) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  For the avoidance of doubt, the foregoing shall not be construed to impose on the Company any obligation with respect to the Merger or otherwise require the Company to take any action under the Merger Agreement.

(b)  Between the date hereof and the Initial Closing Date, the Company shall not, without the prior written consent of each of the Investors, which consent may not be unreasonably withheld:  (i) adjust, split, combine, reclassify, redeem, repurchase or otherwise acquire any capital stock or other equity interests or rights or otherwise amend the terms of its capital stock or other equity interests or rights; (ii) make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire or encumber, any shares of its capital stock or other equity interest or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity interests, except in connection with exercises or similar transactions pursuant to the exercise of stock options or settlement of other awards or obligations outstanding as of the date hereof; or (iii) issue or sell any additional shares of capital stock or other equity interests, any securities convertible into, or any rights, warrants or options to acquire, any such shares of capital stock or other equity interests, except pursuant to the exercise of stock options or settlement of other awards outstanding as of the date hereof and in accordance with the terms of such instruments or as required under any Benefit Plan, other than the issuance of an aggregate of 4,000,000 shares of the Company’s Cumulative Convertible Perpetual Preferred Stock, Series A, to Berkshire Hathaway Inc. and to the Kuwait Investment Authority.

SECTION 3.02.  Expenses.  (a) With respect to the Trusts, the Company shall bear and pay all reasonable and documented (i) costs, fees and expenses incurred by the Company and each Trust after February 16, 2009 in connection with this Agreement, the Share Purchase and the other transactions contemplated by this Agreement, (ii) costs, fees and expenses incurred by the Company and each Trust relating to the discovery in the Dow – Rohm and Haas Litigation and (iii) public relations costs, fees and expenses incurred by the Company and each Trust relating to the Dow – Rohm and Haas Litigation, this Agreement, the Share Purchase and the other transactions contemplated by this Agreement; provided, however, that the sum of all expenses to be paid pursuant to (i), (ii) and (iii) of this Section 3.02(a) shall not exceed $1,000,000; and provided further that the Trusts shall make available and permit the Company and its representatives to review supporting documentation evidencing such costs, fees and expenses as reasonably requested by the Company.

(b)  With respect to each other Investor, the Company shall bear and pay all reasonable and documented costs, fees and expenses incurred by such Investor in connection with this Agreement and the other transactions contemplated by this Agreement; provided that such Investor shall make available and permit the Company and its representatives to review supporting documentation evidencing such costs, fees and expenses as reasonably requested by the Company.

SECTION 3.03.  Confidentiality.  Each Investor shall treat as confidential all nonpublic, proprietary information provided to it by or on behalf of the Company in connection with the matters contemplated hereby and expressly designated by the Company as being confidential information of the Company; provided that nothing in this Agreement shall prevent such Investor from disclosing any such information (i) pursuant to the order of any court, administrative agency or other tribunal of competent jurisdiction or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process, (ii) upon the request or demand of any regulatory authority having jurisdiction over it, (iii) to the extent that such information becomes available other than by reason of disclosure by it in violation of this Section 3.03, (iv) to its affiliates and to its and their respective employees, legal counsel, independent auditors and other experts, agents or representatives who are informed of the confidential nature of such information, (v) to the extent that such information is received by such Investor from a third party that is not to its knowledge subject to confidentiality obligations to the Company, (vi) to the extent that such information is independently developed by each Investor and (vii) in connection with any filings and public disclosures such Investor is required by law, in the opinion of the Investor’s counsel, to make.

SECTION 3.04.  Sufficiency of Outstanding Company Common Stock.  During the period from the date of this Agreement until the date of conversion of all of the Convertible Preferred Shares, the Company shall at all times have reserved for issuance a sufficient number of shares of authorized and unissued Company Common Stock for the conversion of Convertible Preferred Shares into shares of Company Common Stock.

ARTICLE IV

Additional Agreements

SECTION 4.01.  Release of Claims.  Except for the obligations set forth in this Agreement, effective as of the Effective Time (as defined in the Merger Agreement), each Investor releases and forever discharges the Company and its stockholders and members, officers, directors, employees, attorneys, advisors, agents, parents, subsidiaries, affiliates, heirs, executors, administrators, predecessors, successors and assigns (collectively, “Related Persons”), and the Company releases and forever discharges each Investor and its Related Persons, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bills, specialties, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims, and demands whatsoever, past, present, direct, indirect, or derivative, in law or equity, which against the Company or such Investor, as applicable, it ever had, now have, or hereafter can, shall or may have, by reason of any matter, cause or thing whatsoever, from the beginning of the world, including those that in any way arise from or out of, are based upon, or are in connection with or relate to the Merger Agreement or the Voting Agreement, any breach, non-performance, or failure to act under the Merger Agreement or the Voting Agreement, or the transactions contemplated thereby, but excluding  those to the extent they arise from or out of, are based upon, or are in connection with or relate to this Agreement, any breach, non-performance, or failure to act under this Agreement, or the transactions contemplated hereby (hereinafter, the “Released Claims”).  It is the intention of each Investor and the Company to extinguish all Released Claims and consistent with such intention, each Investor hereby expressly waives its rights to the fullest extent permitted by law, to any benefits of the provisions of Section 1542 of the California Civil Code or any other similar state law, federal law or principle of common law, which may have the effect of limiting the releases set forth herein.  Section 1542 of the California Civil Code provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Investor and the Company acknowledge that they may discover facts in addition to or different from those that they now know or believe to be true with respect to the subject matter of the releases granted herein, but acknowledge that it is their intention to fully, finally and forever settle, release and discharge any and all claims hereby known or unknown, suspected or unsuspected, which do or do not exist, or heretofore existed, and without regard to the subsequent discovery or existence of such additional or different facts.

SECTION 4.02.  Commitment Fees.  (a) The Company shall pay each Investor on the date of this Agreement by wire transfer of immediately available funds a commitment fee equal to 2.25% of the aggregate purchase price (set forth opposite such Investor’s name on Schedule I hereto) to be paid by such Investor for the Purchased Perpetual Preferred Shares to be sold to such Investor.

(b)   The Company shall pay each Trust on the date of this Agreement by wire transfer of immediately available funds a commitment fee equal to 0.75% of the aggregate purchase price (set forth opposite such Trust’s name on Schedule II hereto) to be paid by such Trust for the Purchased Convertible Preferred Shares to be sold to such Trust.

(c)  The Company shall pay each Trust on the date of the Convertible Preferred Stock Closing by wire transfer of immediately available funds a commitment fee equal to 0.75% of the aggregate purchase price (set forth opposite such Trust’s name on Schedule II hereto) to be paid by such Trust for the Purchased Convertible Preferred Shares to be sold to such Trust.

ARTICLE V

Registration Rights

SECTION 5.01.  Shelf Registration.  (a) Automatic Shelf Registration Statement.  The Company shall prepare and file an Automatic Shelf Registration Statement with the Commission no later than May 5, 2009, covering the Covered Securities, which shall automatically become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act and contain a prospectus in such form as to permit any Holder to sell its Registrable Securities at any time beginning on or after the filing thereof with the Commission pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the Commission.  If the Company is not eligible to use an Automatic Shelf Registration Statement at any time of determination of eligibility, the Company shall promptly post-effectively amend the Automatic Shelf Registration Statement or file a new Registration Statement on a Form S-3, in either case to permit any Holder to sell its Registrable Securities pursuant to Rule 415 under the Securities Act or any successor or similar rule that may be adopted by the Commission.  The term “Shelf Registration Statement” as used herein means the Automatic Shelf Registration Statement or any post-effective amendment thereto or a new Registration Statement so filed pursuant to this Section 5.01.  Upon any Shelf Registration Statement having been filed:

(i)  the Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective (including by filing any necessary post-effective amendments to such Shelf Registration Statement or a new Shelf Registration Statement) until the earlier of (x) the date on which all Registrable Securities have been sold pursuant to such Shelf Registration Statement or another shelf registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) and (y) such time as the Registrable Securities are no longer outstanding or otherwise no longer constitute Registrable Securities; and

(ii)  the Company shall pay the registration fee for all the Registrable Securities at the time of filing of the Automatic Shelf Registration Statement and shall not elect to pay any portion of the registration fee on a deferred basis.

Subject to Section 5.01(e), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective if the Company voluntarily takes any action or omits to take any action that would result in any Holder covered thereby not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement, unless such action or omission is required by applicable law.  The Company shall use its reasonable best efforts to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) and to not become an ineligible issuer (as defined in Rule 405 under the Securities Act).  An Investor shall provide notice to the Company prior to any use of the Shelf Registration Statement by such Investor.

(b)  Shelf Demand Notice.  If at any time following the filing of any Shelf Registration Statement, an Investor desires to sell all or any portion of its Registrable Securities under such Shelf Registration Statement in an Underwritten Offering (any such sale, a “Shelf Demand Offering”), the applicable Investor Representative shall (i) notify (such notice, the “Shelf Demand Notice”) the Company of such intent at least three business days prior to such proposed sale and (ii) simultaneously with delivery of the Shelf Demand Notice to the Company, deliver written notice of such Shelf Demand Offering to each other Holder (if any) that holds Registrable Securities on the date that such Shelf Demand Notice is delivered to the Company.  The Shelf Demand Notice shall:  (1) specify (x) the aggregate number of Registrable Securities requested to be sold in such Shelf Demand Offering and (y) the identity of the Investor or Investors requesting such Shelf Demand Offering; and (2) if the Shelf Demand Notice is not delivered by an Investor, provide a representation from the proposed selling Holders that all the shares proposed for sale under such Shelf Demand Offering constitute Registrable Securities.

(c)  Shelf Demand Offering.  The Company shall include in the Shelf Demand Offering covered by such Shelf Demand Notice all Registrable Securities of each Holder with respect to which the Company has received a written request for inclusion therein from such Holder within three business days after the Company has received the Shelf Demand Notice.  The Company shall prepare and file a prospectus supplement, post-effective amendment to the Shelf Registration Statement and/or Exchange Act reports incorporated by reference into the Shelf Registration Statement and take such other actions as reasonably necessary or appropriate to permit the consummation of such Shelf Demand Offering.  The Company shall take all reasonable actions to enable the Holders with respect to which the Company has received a written request for inclusion in such offering in accordance with the first sentence of this paragraph (c) to price such offering within five business days of receipt of the Shelf Demand Notice.  The applicable Investor Representative having notified or directed the Company to commence a Shelf Demand Offering or to include any of their Registrable Securities therein shall have the right to withdraw such notice or direction by giving written notice to the Company.

(d)  Limitation on Shelf Demand Offerings and Demand Registrations.  The Company shall be obligated to effect a total of only two Demand Registrations or Shelf Demand Offerings pursuant to Sections 5.01 and 5.02, in the aggregate, at the request of the Paulson Representative and two Demand Registrations or Shelf Demand Offerings pursuant to Sections 5.01 and 5.02, in the aggregate, at the request of the Trusts Representative; provided, however, that any such Demand Registration or Shelf Demand Offering shall in no event be in an amount less than $250 million.  In the event the Company has failed to keep the Shelf Registration Statement continuously effective, and the Company receives from an Investor Representative a notice requesting that the Company effect a registration on Form S-3 (provided that the Company is eligible to effect such registration on Form S-3 at such time), the Company shall be obligated to effect any such requested registration on Form S-3 without regard to the number of Demand Registrations made.  The Paulson Representative and the Trusts Representative shall use commercially reasonable efforts to coordinate the timing of their Shelf Demand Notices under this Section 5.01 so as to not unduly burden the Company in connection with its fulfilling its obligations under this Article V, it being understood that the Company shall fulfill all its obligations under this Article V if the Company receives any Shelf Demand Notice.

(e)  Suspension of Shelf Registration Statement.  For purposes of this Agreement, the term “Suspension Period” shall mean (i) the period, beginning on the Closing Date and continuing until the date that the Automatic Shelf Registration Statement is filed with the Commission and made available for the sale of Registrable Securities (the “Delay Period”) or (ii) any period during which the Company has required the Holders to suspend the use of the Prospectus for sales of Registrable Securities under a Shelf Registration Statement or a Demand Registration Statement (as defined below).  Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time on or after the Closing Date, to declare a Suspension Period, provided that such Suspension Period is for a reasonable period of time not to exceed 30 days in succession (other than the Delay Period) or 90 days in the aggregate in any 12-month period, and provided further that the Company shall deliver a written certificate to the Holders signed by either the Chief Executive Officer of the Company or the Chief Financial Officer of the Company, certifying that the Company has determined, in its good faith judgment, that such action or proposed action (x) would adversely affect or interfere with any proposal or plan by the Company or any of its affiliates to engage in any material financing or in any material acquisition, merger, consolidation, tender offer, business combination, securities offering or other material transaction or (y) would require the Company to make an Adverse Disclosure.  Notwithstanding the foregoing, the Company shall have the right, exercisable one time from and after the Closing Date under either this Section 5.01(e) or Section 5.02(e), to extend the successive 30-day or aggregate 90-day Suspension Period limitation for up to an additional 15 days, provided that the Company shall deliver a written certificate to the Holders signed by either the Chief Executive Officer of the Company or the Chief Financial Officer of the Company certifying that the Company has a proposal or plan with respect to a material acquisition, merger, consolidation, tender offer, business combination or other strategic transaction and that, in its good faith judgment, such action would adversely affect or interfere with such proposal or plan.  Immediately upon receipt of such notice, the Holders covered by the Shelf Registration Statement (if any) shall discontinue the disposition of Registrable Securities under such Shelf Registration Statement until the requisite changes to the Prospectus have been made as required below.  Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of, or the use of the Shelf Registration Statement, except as required by applicable law or court order.  The Company agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Holders of such termination.  After the expiration of any Suspension Period and without any further request from any Holder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  If any of the Registrable Securities to be registered pursuant to a Shelf Demand Offering are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities shall be allocated for inclusion pro rata (if applicable) among the Holders of the Registrable Securities for which inclusion in such underwritten offering was requested, based on the number of Registrable Securities Beneficially Owned by each such Holder.

(g)  In the event of a Shelf Demand Offering, the Company shall be required to use its reasonable best efforts to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

SECTION 5.02.  Demand Registration.  (a) If the Company is unable to file, cause to be effective or maintain the effectiveness of a Shelf Registration Statement as required under Section 5.01, each Investor Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities held by any Holders and requested by such Demand Notice to be so registered (a “Demand Registration”).  A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities.  Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 45 days after receipt by the Company of such Demand Notice (subject to paragraph (e) of this Section 5.02), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (a “Demand Registration Statement”) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.

(b)  If any of the Registrable Securities to be registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any other securities proposed to be included by Holders which are entitled to exercise piggyback registration rights as set forth herein with respect to such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Piggyback Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such other securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and other securities shall be allocated for inclusion as follows:

(i)           first, among the Holders of the Registrable Securities set forth in the Demand Notice, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

(ii)          second, among the Holders holding Registrable Securities

exercising piggyback registration rights under Section 5.03 with respect to such Demand Registration.

(c)  In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.

(d)  The Company shall be obligated to effect a total of only two Demand Registrations or Shelf Demand Offerings pursuant to Sections 5.01 and 5.02, in the aggregate, at the request of the Paulson Representative and two Demand Registrations or Shelf Demand Offerings pursuant to Sections 5.01 and 5.02, in the aggregate, at the request of the Trusts Representative; provided, however, that any such Demand Registration or Shelf Demand Offering shall in no event be in amount less than $250 million.  In the event the Company has failed to keep the Shelf Registration Statement continuously effective, and the Company receives from an Investor Representative a notice requesting that the Company effect a registration on Form S-3 (provided that the Company is eligible to effect such registration on Form S-3 at such time), the Company shall be obligated to effect any such requested registration on Form S-3 without regard to the number of Demand Registrations made.  The Paulson Representative and the Trusts Representative shall use commercially reasonable efforts to coordinate the timing of their Demand Notices under this Section 5.02 so as to not unduly burden the Company in connection with its fulfilling its obligations under this Article V, it being understood that the Company shall fulfill all its obligations under this Article V if the Company receives any Demand Notice.

(e)  Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time on or after the Closing Date, to declare a Suspension Period, provided that the Company delivers a written certificate to the Holders signed by either the Chief Executive Officer of the Company or the Chief Financial Officer of the Company, certifying that the Company has determined, in its good faith judgment, that such action or proposed action (i) would adversely affect or interfere with any proposal or plan by the Company or any of its affiliates to engage in any material financing or in any material acquisition, merger, consolidation, tender offer, business combination, securities offering or other material transaction or (ii) would require the Company to make an Adverse Disclosure.  Notwithstanding the foregoing, the Company shall have the right, exercisable one time from and after the Closing Date under either this Section 5.01(e) or Section 5.02(e), to extend the successive 30-day or aggregate 90-day Suspension Period limitation for up to an additional 15 days, provided that the Company shall deliver a written certificate to the Holders signed by either the Chief Executive Officer of the Company or the Chief Financial Officer of the Company certifying that the Company has a proposal or plan with respect to a material acquisition, merger, consolidation, tender offer, business combination or other strategic transaction and that, in its good faith judgment, such action would adversely affect or interfere with such proposal or plan.  Immediately upon receipt of such notice, the Holders covered by the Demand Registration Statement shall discontinue the disposition of Registrable Securities under such Demand Registration Statement until the requisite changes to the Prospectus have been made as required below.  Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of, or the use of the Demand Registration Statement, except as required by applicable law or court order.  The Company agrees that it will terminate any such Suspension Period as promptly as reasonably practicable and will promptly notify the Holders of such termination.  After the expiration of any Suspension Period and without any further request from any Holder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Demand Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)  The Demanding Investor Representative, as applicable, shall have the right to notify the Company that it has determined that the Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement; provided, however, that such abandonment or withdrawal of the Demand Registration shall be permissible only if, at the time of such notice to the Company, (i) no action has been taken under Section 5.04(xiv) and (ii) no offers for the Registrable Securities had been made under such Demand Registration.

SECTION 5.03.  Piggyback Registrations.  (a) If, other than pursuant to Section 5.01, the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of preferred stock of the Company, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 30 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 5.02(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two business days prior to the effective date of the registration statement relating to such Piggyback Registration. The Company shall be required to maintain the effectiveness of the registration statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.  If the Company shall determine for any reason not to proceed with the registration that is the subject of the Piggyback Notice, the Company shall give notice to the Holders and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with the Piggyback Registration relating to such registration, but shall not be relieved of its obligation hereunder for registration expenses with respect to such registration.

(b)  If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 5.03 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of stock or other equity, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all other securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering (such other securities being referred to herein as “Other Piggyback Securities”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Piggyback Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Piggyback Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Piggyback Securities shall be allocated for inclusion as follows:

(i)  first, all Other Piggyback Securities being sold by the Company;

(ii)  second, all Registrable Securities requested to be included by any Holders, pro rata (if applicable), based on the number of shares of Registrable Securities Beneficially Owned by each such Holder; and

(iii)  third, among any other holders of Other_Piggyback_Securities requesting such registration, pro rata, based on the number of Other_Piggyback_Securities Beneficially Owned by each such holder of Other Piggyback Securities.

SECTION 5.04.  Registration Procedures.  (a) Registration.  Subject to the provisions of Sections 5.01, 5.02 and 5.03, including the Company’s obligation to file the Automatic Shelf Registration Statement and the timing thereof, if and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in this Article V, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:

(i)  prepare and file with the Commission a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities that are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided further that before filing such Registration Statement or a Prospectus (including any Issuer Free Writing Prospectus  related thereto) or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company will furnish to each selling Holder, the counsel of each selling Holder and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel (such review to be conducted with reasonable promptness), and such other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein (including any Issuer Free Writing Prospectus  related thereto) and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors.  The Company shall not file any such Registration Statement or Prospectus (including any Issuer Free Writing Prospectus  related thereto) or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to any registration pursuant to a Shelf Demand Offering or Demand Registration to which an Investor Representative, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable law;

(ii)  prepare and file with the Commission such amendments, post-effective amendments and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to (A) keep such Registration Statement continuously effective during the period provided herein, (B) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement, and cause the related Prospectus to be supplemented by any prospectus supplement or Issuer Free Writing Prospectus  as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provision then in force) under the Securities Act and (C) complete the disposition of such securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(iii)  furnish without charge to Holder and each underwriter, if any, of the securities being sold by such Holder such number of conformed copies of such Registration Statement and of each amendment, post-effective amendment and supplement thereto, including financial statements (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary Prospectus), such number of copies of any and all transmittal letters or other correspondence with the Commission or any other governmental entity relating to such offering and such other documents as such Holder or underwriter, if any, may reasonably request;

(iv)  prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer or sale under the securities or “blue sky laws” of such jurisdictions as any Holder or any underwriter shall reasonably request in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period that such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Holder or underwriter to consummate the disposition in such jurisdictions of the Registrable Securities, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (iv) be obligated to be so qualified, or (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject;

(v)  on the earlier of (A) June 2, 2009 and (B) the date of conversion of all of the Convertible Preferred Shares, submit a listing application for the Perpetual Preferred Stock to the NYSE and use its reasonable best efforts to cause the Perpetual Preferred Stock to be listed on the NYSE upon commencement of any offering or sales of Registrable Securities under the Shelf Registration Statement;

(vi)  promptly make available for inspection by any Holder, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to conduct customary due diligence, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement; provided, however, that, unless the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this paragraph (viii) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) if either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to clause (A) or (B) above such Holder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company and the Inspectors in accordance with market norms; provided further that each Holder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company to, at its expense, undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(vii)  promptly notify in writing each Holder and the underwriters, if any, of the following events:

(1) the filing of the Registration Statement, the Prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus , or any post-effective amendment to the Registration Statement and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(2) any request by the Commission or any other governmental entity for amendments or supplements to the Registration Statement or related Prospectus or Issuer Free Writing Prospectus or for additional information;

(3) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings by any person for that purpose;

(4) the receipt by the Company of any notification with respect to the suspension of the qualification or exception from qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(5) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference or any Issuer Free Writing Prospectus related thereto untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus, documents or Issuer Free Writing Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus or Issuer Free Writing Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(6) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 5.04(a)(xiv) below) cease to be true and correct;

(viii)  (A) promptly notify in writing each Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) upon such discovery and at the request of any Holder, promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ix)  use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date;

(x)  otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months), an earnings statement of the Company covering the period of at least 12 months, beginning with the first day of the Company’s first full quarter after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xi)  cooperate with the Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends) representing Registrable Securities to be sold under any Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s) or selling Holders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such Registration Statement a supply of such certificates;

(xii)  in connection with an underwritten offering, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the selling Holders of such Registrable Securities 10b-5 statements and opinions of counsel to the Company and updates thereof (which 10b-5 statements, and counsel and opinions, as the case may be, (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the selling Holders of the Registrable Securities), addressed to each selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered by 10b-5 statements and in opinions requested in underwritten offerings, as the case may be, and such other matters as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession, in which case an “agreed-upon procedures” letter may be required) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 5.06 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders holding a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders holding a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(xiii)  upon execution of a customary confidentiality agreement, make available for inspection by a representative of the selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such selling Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement;

(xiv)  in connection with a Shelf Demand Offering or a Demand Registration, cause its officers or other members of management to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including by participation in “road shows”);

(xv)  if requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement, post-effective amendment or Issuer Free Writing Prospectus such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement, such post-effective amendment or Issuer Free Writing Prospectus as soon as practicable after the Company has received such request;

(xvi)  deliver to each selling Holder, and the managing underwriter(s), if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus and any Issuer Free Writing Prospectus related to any such Prospectuses) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 5.04, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto;

(xvii)  use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental entities within the United States, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities;

(xviii)  upon the occurrence of any event contemplated by Section 5.04(a)(viii)(2), (3), (4), (5) or (6) hereof, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference or an Issuer Free Writing Prospectus related thereto, or file any other required document so that, as thereafter delivered to the selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xix)  prior to the effective date of the Registration Statement relating to the Registrable Securities, use its reasonable best efforts to obtain a CUSIP number for the Registrable Securities;

(xx)  provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(xxi)  otherwise use its reasonable best efforts to cooperate and take such other actions as reasonably requested by the Holders and the underwriters in the offering, marketing or selling of the Registrable Securities.

The Company may require each Holder and each underwriter, if any, to furnish the Company in writing such information required in connection with such registration regarding such Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such Registration Statement or comply with applicable laws.

Each selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.04(a)(viii)(2), (3), (4), (5) or (6) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such

Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.04(a)(xx) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 5.02 and Section 5.03 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.

(b)  Underwriting.  Without limiting any of the foregoing, in the event that any offering of Registrable Securities is to be made by or through an underwriter, the investment banker and managers that will administer the offering will be selected by the Demanding Investor Representative in connection with the offering, subject to approval by the Company, not to be unreasonably withheld.  The Company, if requested by such underwriter, shall enter into an underwriting agreement with a managing underwriter or underwriters in connection with such offering containing representations, warranties, indemnities and agreements customarily included by an issuer of preferred stock in underwriting agreements with respect to offerings of preferred stock for the account of, or on behalf of, such issuers, and customary in form and substance.

(c)  Return of Prospectuses.  Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.02(a)(x)(A), such Holder shall forthwith (i) discontinue such Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and Prospectus relating thereto until (A) such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5.02(a)(x) or (B) such supplemented or amended Prospectus has been filed with the Commission, and (ii) if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering Registrable Securities at the time of receipt of such notice.  In the event the Company gives such notice, any applicable period during which the applicable Registration Statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of such notice to the date when all Holders shall receive such a supplemented or amended Prospectus or such Prospectus shall have been filed with the Commission.

SECTION 5.05.  Registration Expenses.  All expenses incident to the Company’s performance of, or compliance with, its obligations under this Article V including all (a) registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, (b) fees and expenses associated with filings required to be made with The Financial Industry Regulatory Authority, (c) printing and copying expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company), (d) messenger, telephone and delivery expenses, (e) fees and expenses of all independent certified public accountants and counsel (including with respect to “comfort” letters and opinions) and any other persons, including special experts retained by the Company, (f) expenses of the Company incurred in connection with any road show, (g) all transfer taxes incurred or payable by each Holder in connection with sale of such Holder’s Registrable Securities and (h) fees and disbursements of counsel for the selling Holders, shall be borne by the Company, regardless of whether a registration is effected.  The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.

SECTION 5.06.  Indemnification.  (a)  By the Company.  The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (i) each Holder and, as applicable, its affiliates, officers, directors, employees, representatives and agents (collectively, the “Holder Indemnified Persons”) and (ii) each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Holder Indemnified Person, in each case, from and against all losses, claims, actions, judgments, damages, liabilities, costs and expenses, including reasonable expenses of investigation and reasonable attorneys’ fees and expenses (collectively, “Losses”) caused by, arising out of, resulting from, based on or relating to (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto, or any documents incorporated therein by reference, or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case, except insofar as the same are caused by any information furnished in writing to the Company by any Holder Indemnified Persons expressly for inclusion therein.  In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also provide customary indemnities to (i) such underwriters and their affiliates, officers, directors, employees, representatives and agents (collectively, the “Underwriter Indemnified Persons”) and (ii) each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Underwriter Indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the Holder Indemnified Person and the person controlling such Holder Indemnified Persons.  Reimbursements payable pursuant to the indemnification contemplated by this Section 5.06(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b)  By the Holders.  In connection with any Registration Statement in which a holder of Registrable Securities is participating, each participating Holder will furnish to the Company in writing information regarding such Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify (i) the Company and its affiliates, directors, officers, employees, representatives and agents (collectively, the “Company Indemnified Persons”) and (ii) each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Company Indemnified Person against all Losses caused by (A) any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement thereto, or any documents incorporated therein by reference, or (B) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but, in each case, only to the extent that such untrue statement or omission is caused by any information furnished in writing by such Holder Indemnified Person expressly for inclusion therein; provided, however, that each Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one

Holder is subject to the same indemnification obligation, be apportioned between each Holder based upon the net amount received by each Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Holders holding Registrable Securities sold pursuant to such Registration Statement.  Notwithstanding the foregoing, no Holder shall be liable to the Company for amounts in excess of the lesser of (x) such apportionment and (y) the amount received by such holder in the offering giving rise to such liability.  In connection with an Underwritten Offering and without limiting any of the other obligations of the Holders under this Agreement, the Holders shall also provide customary indemnities to (i) such Underwriter Indemnified Persons and (ii) each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Underwriter Indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the Company Indemnified Person and the person controlling such Company Indemnified Persons.  Reimbursements payable pursuant to the indemnification contemplated by this Section 5.06(b) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(c)  Notice.  Any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, that the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d)  Defense of Actions.  In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it that are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).  An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent.  The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence).  No matter shall be settled by an indemnifying party without the consent of the indemnified party, which consent shall not be unreasonably withheld (it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money).

(e)  Survival.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f)  Contribution.  If recovery is not available or insufficient to hold harmless an indemnified party in respect of any Losses under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such person would be entitled to such indemnification but for such reason or reasons.  In determining the amount of contribution to which the respective persons are entitled, there shall be considered the persons’ relative fault, relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and other equitable considerations appropriate under the circumstances.  It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.  Notwithstanding the foregoing, no Holder shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g)  Request for Information.  Not less than five business days before the expected filing date of each Registration Statement pursuant to this Agreement, the Company shall notify each Holder who has timely provided the requisite notice hereunder entitling the Holder to register Registrable Securities in such Registration Statement of the information, documents and instruments from such Holder that the Company or any underwriter reasonably requests in connection with such Registration Statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”).  If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Holder, the Company may file the Registration Statement without including Registrable Securities of such Holder.  The failure to so include in any Registration Statement the Registrable Securities of a Holder (with regard to that Registration Statement) shall not in and of itself result in any liability on the part of the Company to such Holder.

SECTION 5.07.  Lockup.  In the event that any offering of Registrable Securities is to be made in an Underwritten Offering, if requested by an underwriter, the Company shall not effect, and shall use its reasonable best efforts to cause its directors and officers not to effect, any offer, sale, pledge, transfer or other distribution or disposition or any agreement with respect to the foregoing of the Company Common Stock, the Perpetual Preferred Stock or the Convertible Preferred Stock, whichever is the subject of the Underwritten Offering, or of a similar security of the Company, or any securities convertible into, or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning at the Closing and continuing to and including 90 days from the Closing.

SECTION 5.08.  No Grant of Future Registration Rights.  The Company shall not (a) grant any registration rights that are senior to the rights granted to the Holders hereunder to any other person and (b) enter into any agreement that will impair its ability to perform its obligations under this Article V, in each case without the prior written consent of each Holder.

SECTION 5.09.  Termination of Registration Rights.  This Article V (other than Sections 5.05 and 5.06) will terminate on the date on which all Shares subject to this Agreement cease to be Registrable Securities.

ARTICLE VI

Miscellaneous

SECTION 6.01.  Survival.  Except for the representations and warranties contained in Section 2.01(f), 2.01(i) and 2.01(j), none of the representations and warranties in this Agreement shall survive the Convertible Preferred Stock Closing.  This Section 6.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Initial Closing or the Convertible Preferred Stock Closing.

SECTION 6.02.  Termination.  This Agreement may be terminated at any time prior to the Initial Closing:

(a)  by the Investors if the Initial Closing shall not have occurred on or before April 1, 2009;

(b)  by either the Investors or the Company if an injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final and non-appealable;

(c)  by the mutual written consent of the Investors and the Company; or

(d)  by the Company if the Initial Closing shall not have occurred on or before the End Date (as defined in the Merger Agreement) and the Company shall not have breached in any material respect its obligations under the Merger Agreement in any manner that has been a principal cause of or resulted in the failure to consummate the Merger on or before such date.

In the event of termination or abandonment of this Agreement by either the Company or the Investor as provided in this Section 6.02, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Investor or the Company, other than the provisions of Sections 3.02, 3.03, 4.01 and 4.02 and this Article VI (other than Section 6.04), which provisions shall survive such termination or abandonment; provided, however, that nothing herein shall relieve the Company or any Investor from liability for any intentional breach of any of the provisions set forth in this Agreement prior to such termination.

SECTION 6.03.  Indemnity for Investors. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, (a) each Investor and, as applicable, its affiliates, officers, directors, employees, representatives and agents (collectively, the

“Indemnified Persons”) and (b) each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) any such Indemnified Person, in each case, from and against all Losses caused by, arising out of, resulting from, based on or relating to any investigation, suit, action, claim or other proceeding by any governmental authority, stockholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated by this Agreement (other than any Losses, as determined by a court of competent jurisdiction, that resulted from or arose out of or which would not have occurred but for one or more of the following:  (i) any representation or warranty by such Indemnified Person in this Agreement being incorrect in any material respect; (ii) the failure by such Indemnified Person to perform or observe any agreement, covenant or condition in this Agreement applicable to it (except to the extent such failure was caused directly by the failure of the Company to perform any obligation under this Agreement); or (iii) the wilful misconduct or the gross negligence of such Indemnified Person (or any of its affiliates), other than any Loss resulting from or arising out of actions performed at the request of, with the consent of, or in conformity with actions taken or omitted to be taken by, the Company).  With respect to any Losses in respect of which indemnification may be sought under this Section 6.03, the respective rights, obligations and procedures contained in Section 5.04 shall apply as if restated in this Section 6.03.

SECTION 6.04.  Rule 144; Rule 144A.  The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it shall, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales of such Registrable Securities in compliance with Rule 144 or 144A under the Securities Act), and it shall take such further reasonable action, to the extent required from time to time to enable any holder of Registrable Securities to sell such Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or 144A or Regulation S under the Securities Act, as such Rules  may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.  Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements and, if not, the specifics thereof.

SECTION 6.05.  Amendments, Waivers, Etc.  Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and each of the Investors; provided, however, that any provision that relates to the Convertible Preferred Share Purchase or Company Common Stock may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Company and each of the Trusts.  The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

SECTION 6.06.  Counterparts and Facsimile.  This Agreement may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

SECTION 6.07.  SPECIFIC ENFORCEMENT; GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b)  THE PARTIES ACKNOWLEDGE AND AGREE THAT IRREPARABLE DAMAGE WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED AND THAT THE PARTIES WOULD NOT HAVE ANY ADEQUATE REMEDY AT LAW.  IT IS ACCORDINGLY AGREED THAT THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO PREVENT BREACHES OR THREATENED BREACHES OF THIS AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS AGREEMENT EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION OR PROCEEDING, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANOTHER COURT SITTING IN THE STATE OF DELAWARE.  THE FOREGOING IS IN ADDITION TO ANY OTHER REMEDY TO WHICH ANY PARTY IS ENTITLED AT LAW, IN EQUITY OR OTHERWISE.  IN ADDITION, EACH OF THE PARTIES HERETO IRREVOCABLY AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER BROUGHT BY THE OTHER PARTY HERETO OR ITS SUCCESSORS OR ASSIGNS SHALL BE BROUGHT AND DETERMINED EXCLUSIVELY IN THE DELAWARE COURT OF CHANCERY, OR IN THE EVENT (BUT ONLY IN THE EVENT) THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION OR PROCEEDING, IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANOTHER COURT SITTING IN THE STATE OF DELAWARE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS WITH REGARD TO ANY SUCH ACTION OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE PERSONAL JURISDICTION OF THE AFORESAID COURTS AND AGREES THAT IT WILL NOT BRING ANY ACTION RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN ANY COURT OTHER THAN THE AFORESAID COURTS.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF

MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, (1) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE IN ACCORDANCE APPLICABLE LAW, (2) ANY CLAIM THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) AND (3) TO THE FULLEST EXTENT PERMITTED BY THE APPLICABLE LAW, ANY CLAIM THAT (A) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (B) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (C) THIS AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

(c)  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (1) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.07(C).

SECTION 6.08.  Notices.  Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission (provided that any notice received by facsimile transmission or otherwise at the addressee’s location on any business day after 5:00 p.m. (addressee’s local time) shall be deemed to have been received at 9:00 a.m. (addressee’s local time) on the next business day), by reliable overnight delivery service (with proof of service), or hand delivery, addressed as follows:

(a)  If to a Trust, addressed to such Trust at the address specified for such communications on Schedule I attached hereto, with a copy to:

Cravath, Swaine & Moore LLP
825 Eighth Avenue
New York, NY 10019

Attention:  Richard Hall, Esq.
Andrew R. Thompson, Esq.
Facsimile:  (212) 474-3700

(b)   If to Paulson & Co. Inc., addressed to such Investor at the address specified for such communications on Schedule I attached hereto, with a copy to:

Fried Frank Harris Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004

Attention:  Christopher Ewan, Esq.
Facsimile:  (212) 859-4000

(c)   If to the Company:

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention:  Executive Vice President and General Counsel
Facsimile:  (989) 638-9347

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022-6069

Attention:  Joel S. Klaperman, Esq.
John A. Marzulli, Jr., Esq.
Facsimile:  (212) 848-7179

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or scheduled to be received if so mailed.  Any party to this Agreement may notify any other party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or five business days after the notice is given, whichever is later.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

SECTION 6.09.  Entire Agreement, Etc.  This Agreement, the Merger Agreement, the Voting Agreement and any agreements being executed and delivered contemporaneously therewith (including any attachments hereto or thereto) constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof and thereof.

SECTION 6.10.  Definitions.  (a) The term “Adverse Disclosure” means public disclosure of material nonpublic information that has not been, and is not otherwise required to be, disclosed to the public, and that, in the Company’s good-faith judgment after consultation with outside counsel to the Company:  (i) would be required to be made in any Registration Statement or report filed with the Commission by the Company so that such Registration Statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such Registration Statement; and (iii) would not be in the best interests of the Company to disclose in a Registration Statement at such time.

(b)  The term “affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

(c)  “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Commission under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will an Investor be deemed to Beneficially Own any securities which it has the right to acquire pursuant to this Agreement unless, and then only to the extent that, such Investor shall have actually exercised such right.  The term “Beneficially Own” shall have a correlative meaning.

(d)  The term “Benefit Plans” means employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and all other employee benefit practices or arrangements, including any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute for employees or former employees.

(e)  The term “Covered Securities” means the Purchased Convertible Preferred Shares, the Company Common Stock issuable upon conversion of the Convertible Preferred Shares and the Purchased Perpetual Preferred Shares.

(f)  The term “Demanding Investor Representative” means the Investor Representative who has delivered a Shelf Demand Notice or a Demand Notice pursuant to Sections 5.01 or 5.02, respectively.

(g)  The term “Dow – Rohm and Haas Litigation” means the action of Rohm and Haas Company v. The Dow Chemical Company, C.A. No. 4309-CC, in the Court of Chancery of the State of Delaware.

(h)  The term “Holder” means any Investor and any Transferee of Registrable Securities.

(i)  The term “Investor Representative” means the Trusts Representative or the Paulson Representative.

(j)  The term “Issuer Free Writing Prospectus” means an Issuer Free Writing Prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of the Registrable Securities.

(k)  The term “Merger Agreement” means the Agreement and Plan of Merger dated as of July 10, 2008, among the Company, Ramses and Rohm and Haas Company, a Delaware corporation.

(l)  The term “Paulson Representative” means Paulson & Co. Inc.

(m)  The term “Person” or “person” means an individual, corporation, association, partnership (as such term is used in Section 13(d)(3) of the Exchange Act), limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.

(n)  The term “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, any Issuer Free Writing Prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

(o)  The term “Registrable Securities” means the Covered Securities and any securities which may be issued or distributed in respect thereof by way of stock dividend or stock split or other distribution, recapitalization or reclassification.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective Registration Statement, (ii) such securities have been sold to the public in accordance with Rule 144 or (iii) such securities are no longer outstanding.

(p)  The term “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(q)  The term “Stockholder Group” means, with respect to any Investor, such Investor and its controlled affiliates.

(r)  The term “subsidiary” means, with respect to any person, any corporation, association or other entity of which such person owns or controls more than 50% of the outstanding voting securities directly or indirectly.

(s)  The term “Transferee” means (i) the transferee of all or any portion of the Registrable Securities held by any Investor or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee.

(t)  The term “Trusts Representative” means any of the First 1945 Trust, the Second 1945 Trust, the 1955 Trust, the 1956 Trust, the 1961 Trust A and the 1961 Trust B.

(u)  The term “Trusts” means, collectively, (i) the trust (Tax Identification No. 23-6226975) (the “First 1945 Trust”) formed pursuant to the agreement dated December 20, 1945, between Otto Haas, as grantor, and Girard Trust Company, Phoebe W. Haas, John C. Haas and F. Otto Haas, as original trustees, (ii) the trust (Tax Identification No. 23-6226976) (the “Second 1945 Trust”) formed pursuant to the agreement dated December 21, 1945, between Phoebe W. Haas, as grantor, and Girard Trust Company, Otto Haas, John C. Haas and F. Otto Haas, as original trustees, (iii) the trust (Tax Identification No. 23-6233446) (the “1955 Trust”) formed pursuant to the trust agreement dated August 3, 1955, between Otto Haas, as grantor, and F. Otto Haas, John C. Haas and The Philadelphia National Bank, as original trustees, (iv) the trust (Tax Identification No. 23-6233448) (the “1956 Trust”) formed pursuant to the trust agreement dated as of September 28, 1956, between Otto Haas, as grantor, and F. Otto Haas, John C. Haas and The Philadelphia National Bank, as original trustees, (v) the Trust A - for issue of F. Otto Haas (Tax Identification No. 23-6524491) (the “1961 Trust A”) formed pursuant to the trust agreement dated August 24, 1961, between Phoebe W. Haas, as grantor, and F. Otto Haas and John C. Haas, as original trustees, and (vi) the Trust B - for issue of John C. Haas (Tax Identification No. 23-6524492) (the “1961 Trust B”) formed pursuant to the trust agreement dated August 24, 1961, between Phoebe W. Haas, as grantor, and F. Otto Haas and John C. Haas, as original trustees.

(v)  The term “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

(w)  The term “Voting Agreement” means the Voting Agreement dated as of July 10, 2008, among the Company, Rohm and Haas Company, a Delaware corporation, and the Trusts.

SECTION 6.11.  Interpretation.  When a reference is made in this Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Agreement unless otherwise indicated.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this

Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  All references to “$” mean the lawful currency of the United States of America.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a person are also to its permitted successors and assigns.  Each of the parties has participated in the drafting and negotiation of this Agreement.  If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

SECTION 6.12.  Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

SECTION 6.13.  No Third-Party Beneficiaries.  Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

SECTION 6.14.  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided that any Investor is permitted to assign its rights and obligations under Article V hereof to a Transferee.

SECTION 6.15.  Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement.  Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement.  Each Investor confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  Each Investor shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

SECTION 6.16.  Repurchases.  The Company shall not purchase any Perpetual Preferred Stock or Convertible Preferred Stock from any Investor without offering, upon identical terms, to purchase shares of Perpetual Preferred Stock or shares of Convertible Preferred Stock, as applicable, from all Investors who then hold Perpetual Preferred Stock or Convertible Preferred Stock, as applicable, and in the event that the shares of Perpetual Preferred Stock or shares of Convertible Preferred Stock, as applicable, sought to be sold in response to such offer exceeds the amount the Company is willing to purchase, then the amount purchased by the Company from each such Investor shall be pro rated based on the number of shares of Perpetual Preferred Stock or shares of Convertible Preferred Stock, as applicable, sought to be sold by such Investors.

SECTION 6.17.  Public Announcements.  Each party hereto shall consult with the other parties hereto before issuing, and provide the other parties the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

THE DOW CHEMICAL COMPANY,

by
/s/ ANDREW N. LIVERIS
Name: Andrew N. Liveris
Title: Chief Executive Officer

THE FIRST 1945 TRUST THE SECOND 1945 TRUST THE 1955 TRUST THE 1956 TRUST

by
/s/ JOHN C. HAAS
Name: John C. Haas
Title: Trustee

/s/ JOHN OTTO HAAS
Name: John Otto Haas
Title: Trustee

/s/ THOMAS WILLAMAN HAAS
Name: Thomas Willaman Haas
Title: Trustee

/s/ WILLIAM DAVID HAAS
Name: William David Haas
Title: Trustee

WACHOVIA BANK, N.A., as Trustee
by
/s/ JOHN A. GINTER
Name: John A. Ginter
Title: Senior Vice President

1961 TRUST A

by
/s/ CAROLE HAAS GRAVAGNO
Name: Carole Haas Gravagno
Title: Trustee

/s/ JOHN OTTO HAAS
Name: John Otto Haas
Title: Trustee

/s/THOMAS WILLAMAN HAAS
Name: Thomas Willaman Haas
Title: Trustee

/s/ WILLIAM DAVID HAAS
Name: William David Haas
Title: Trustee

1961 TRUST B

by
/s/ JOHN C. HAAS
Name: John C. Haas
Title: Trustee

/s/ DAVID W. HAAS
Name: David W. Haas
Title: Trustee

/s/ LEONARD C. HAAS
Name: Leonard C. Haas
Title: Trustee

/s/ FREDERICK R. HAAS
Name: Frederick R. Haas
Title: Trustee

PAULSON & CO. INC., ON BEHALF OF THE SEVERAL FUNDS AND ACCOUNTS MANAGED BY IT,

by
/s/ MICHAEL WALDORF
Name: Michael Waldorf
Title: Senior Vice President

SCHEDULE I

Investor	Number of Perpetual Preferred Shares to be Purchased	Aggregate Amount to be Paid by Such Investor for the Perpetual Preferred Shares to be Purchased
THE FIRST 1945 TRUST Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077 Wachovia Bank, N.A., as Trustee Calibre 1500 Market Street, PA 4394 Philadelphia, PA 19102 Attn: Jason Davis and Jack Ginter Tel: (215) 973-3155 Fax: (215) 973-3191 (215) 973-3190	53,850	53,850,000
THE SECOND 1945 TRUST Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077 Wachovia Bank, N.A., as Trustee Calibre 1500 Market Street, PA 4394 Philadelphia, PA 19102 Attn: Jason Davis and Jack Ginter Tel: (215) 973-3155 Fax: (215) 973-3191 (215) 973-3190	634,050	634,050,000

2

THE 1955 TRUST Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077 Wachovia Bank, N.A., as Trustee Calibre 1500 Market Street, PA 4394 Philadelphia, PA 19102 Attn: Jason Davis and Jack Ginter Tel: (215) 973-3155 Fax: (215) 973-3191 (215) 973-3190	137,100	137,100,000
THE 1956 TRUST Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077 Wachovia Bank, N.A., as Trustee Calibre 1500 Market Street, PA 4394 Philadelphia, PA 19102 Attn: Jason Davis and Jack Ginter Tel: (215) 973-3155 Fax: (215) 973-3191 (215) 973-3190	510,600	510,600,000

3

1961 TRUST A Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077	82,200	82,200,000
1961 TRUST B Address for Communications: Haas Trust Office 1717 Arch St., 14th Floor Philadelphia, PA 19103 Attn: Dr. Janet Haas, Executive Trust Advisor Tel: (215) 988-1830 Fax: (215) 557-8077	82,200	82,200,000
PAULSON & CO. INC. Address for Communications: Paulson & Co. Inc. 1251 Avenue of the Americas 50th Floor New York, NY 10020 Attn: Michael Waldorf Tel: (212) 956-2472 Fax: (212) 351-5887	1,000,000	1,000,000,000

SCHEDULE II

Trust	Number of Convertible Preferred Shares to be Purchased	Aggregate Amount to be Paid by Such Investor for the Convertible Preferred Shares to be Purchased
THE FIRST 1945 TRUST	17,950	17,950,000
THE SECOND 1945 TRUST	211,350	211,350,000
THE 1955 TRUST	45,700	45,700,000
THE 1956 TRUST	170,200	170,200,000
1961 TRUST A	27,400	27,400,000
1961 TRUST B	27,400	27,400,000

Annex A

CERTIFICATE OF DESIGNATIONS

OF

CUMULATIVE CONVERTIBLE PERPETUAL PREFERRED STOCK, SERIES C

OF

THE DOW CHEMICAL COMPANY

____________________________

pursuant to Section 151 of the

General Corporation Law of the State of Delaware

____________________________

The Dow Chemical Company, a Delaware corporation (the “Company”), hereby certifies that:

1.  The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at one billion five hundred million (1,500,000,000) shares of common stock, par value $2.50 per share, and two hundred fifty million (250,000,000) shares of preferred stock, par value $1.00 per share.

2.  The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3.  Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by action duly taken on [●], 2009, adopted resolutions (i) authorizing the issuance and sale of up to 500,000 shares of the Company’s preferred stock, (ii) authorizing the Executive Committee of the Board of Directors to approve the final form of the Certificate of Designations of Cumulative Convertible Perpetual Preferred Stock, Series C substantially in the form approved by the Board of Directors, with such changes, subject to certain exceptions, as the Executive Committee of the Board of Directors may approve, and (iii) establishing the number of shares to be included in this series of Cumulative Convertible Perpetual Preferred Stock, Series C, and the Executive Committee of the Board of Directors, by action duly taken on [●], adopted resolutions (i) approving this final form of the Certificate of Designations of Cumulative Convertible Perpetual Preferred Stock, Series C and (ii) fixing the designations, powers, preferences and rights of the shares of this Cumulative Convertible Perpetual Preferred Stock, Series C and the qualifications, limitations or restrictions thereof as follows:

Section 1.  Designation.

The designation of the series of preferred stock shall be “Cumulative Convertible Perpetual Preferred Stock, Series C” (the “Convertible Preferred Stock”).  Each share of Convertible Preferred Stock shall be identical in all respects to every other share of Convertible Preferred Stock.  Convertible Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock, if any, and will rank junior to Senior Stock, if any.

Section 2.  Number of Shares.

The number of authorized shares of Convertible Preferred Stock shall be 500,000.  That number from time to time may be decreased (but not below the number of shares of Convertible Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized.  The Company shall not have the authority to issue fractional shares of Convertible Preferred Stock.

Section 3.  Definitions.  As used herein with respect to Convertible Preferred Stock:

“Additional Dividends” has the meaning set forth in Section 4(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Dividend Amount” has the meaning set forth in Section 10(a)(iv).

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Holder (or if there is more than one Holder, a majority in interest of Holders), shall mutually agree upon the determinations then the subject of appraisal.  Each party shall deliver a notice to the other appointing its appraiser within 15 days after the Appraisal Procedure is invoked.  If within 30 days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within 10 days thereafter by the mutual consent of such first two appraisers or, if such two first appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in appraisal of the subject matter to be appraised.  The decision of the third appraiser so appointed and chosen shall be given within 30 days after the selection of such third appraiser.  If three appraisers shall be appointed and the determination of one appraiser is disparate from the middle determination by more than

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twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two determinations shall be averaged and such average shall be binding and conclusive upon the Company and the Holder; otherwise, the average of all three determinations shall be binding upon the Company and the Holder.  The costs of conducting any Appraisal Procedure shall be borne equally by the Company and the Holder.

“Automatic Conversion Date” has the meaning set forth in Section 7(b).

“Automatic Conversion Rate” means for each share of Convertible Preferred Stock, the sum of the VWAP Conversion Fractions for the Trading Days included in the first full Conversion Pricing Period that commences after the Effective Shelf Registration Date.

“Automatic Shelf Registration Statement” means an automatic shelf registration statement on Form S-3 under the Securities Act covering the Convertible Preferred Stock and the Common Stock into which the Convertible Preferred Stock is convertible.

“Board of Directors” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

“Cash Dividends” has the meaning set forth in Section 4(a).

“Certificate of Incorporation” has the meaning set forth in the recitals above.

“Change of Control” means the occurrence of one of the following:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing more than 50% of the voting power of the outstanding common equity of the Company; or

(ii) consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction; provided, however, that a Change of Control will not be deemed to have occurred if at least 90% of the consideration received by holders of Common Stock in the transaction or

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transactions consists of shares of common stock or depositary receipts in respect of common stock that are (or upon issuance will be) traded on a U.S. national securities exchange or securities exchange in the European Economic Area.

 “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the New York Stock Exchange on such date.  If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange (which, for the avoidance of doubt, may include the Nasdaq Stock Market) on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange (which, for the avoidance of doubt, may include the Nasdaq Stock Market) on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for this purpose.  For the purposes of determining the Closing Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Closing Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the Closing Price would be determined by reference to such 4:00 p.m. closing price).

 “Common Stock” means the common stock of the Company, par value $2.50 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Company” has the meaning set forth in the recitals above.

“Constituent Person” has the meaning set forth in Section 11(a).

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the Convertible Preferred Stock.

“Conversion Date” shall have the meaning set forth in Section 8(a).

“Conversion Pricing Period” means, as of a date, a period of 10 consecutive Trading Days ending as of such date; provided, however, that no such period shall begin prior to the Initial Closing Date.

“Conversion Rate” means the Floating Conversion Rate, the Fixed Conversion Rate or the Automatic Conversion Rate, as applicable.

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“Convertible Preferred Stock” has the meaning set forth in Section 1.

“Current Market Price” per share of Common Stock as of a Record Date for any issuance, distribution or other action means the average of the VWAP per share of Common Stock over each of the 10 consecutive Trading Days ending on the Trading Day before the Ex-Date with respect to such issuance, distribution, or other action, appropriately adjusted to take into account the occurrence during such period of any event described in Section 10.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“Dividend Rate” shall have the meaning set forth in Section 4(a).

“Dividend Record Date” shall have the meaning set forth in Section 4(a).

“Dividend Threshold Amount” has the meaning set forth in Section 9(a)(iv).

“Dividends” has the meaning set forth in Section 4(a).

“Effective Shelf Registration Date” shall have the meaning set forth in Section 7(a).

“Equivalent Preference Securities” means, in the event of a merger or consolidation of the Company with another corporation or another entity in which the Company is not the surviving or resulting parent entity, preference securities of the surviving or resulting entity or its ultimate parent, as the case may be, having such rights, preferences, privileges and voting powers, and limitations and restrictions, taken as a whole, that are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions, of the Convertible Preferred Stock immediately prior to such merger or consolidation, taken as a whole.

“Ex-Date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Property” has the meaning set forth in Section 10(a).

“Expiration Date” has the meaning set forth in Section 9(a)(v).

“Expiration Time” has the meaning set forth in Section 9(a)(v).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors, acting in good faith.  If the Holders of a majority of the shares of Convertible Preferred Stock at the time outstanding object in writing to the Board of Directors’ calculation of fair market value within 10 days of receipt of written notice thereof and such Holders and the Company are unable to

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agree on fair market value during the 10-day period following the delivery of such Holders’ objection, the Appraisal Procedure may be invoked by either party to determine Fair Market Value by delivering written notification thereof not later than the 30th day after delivery of such Holders’ objection.

“Fixed Conversion Price” means a dollar amount equal to 110% of the lowest VWAP for Common Stock for a full Trading Day during the period between the Initial Closing Date and June 1, 2009.

“Fixed Conversion Rate” means for each share of Convertible Preferred Stock, a number of shares of Common Stock equal to the Liquidation Preference divided by the Fixed Conversion Price.

“Fixed Conversion Rate Period” means the period during which a Fixed Conversion Rate shall be in effect by virtue of the Effective Shelf Registration Date not having occurred prior to June 1, 2009.

“Fixed Conversion Value” means, as of a date, for each share of Convertible Preferred Stock, a dollar amount equal to the product of the Fixed Conversion Rate and the sum of the VWAP Conversion Fractions for the Trading Days included in the Conversion Pricing Period ending at the close of business on the Trading Day immediately prior to such redemption date.

“Floating Conversion Rate” means, as of a date, for each share of Convertible Preferred Stock, the sum of the VWAP Conversion Fractions for the Trading Days included in the Conversion Pricing Period that ends on the Trading Day immediately prior to such date.

“Holder” means the Person in whose name the shares of the Convertible Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar, paying agent and Conversion Agent as the absolute owner of the shares of Convertible Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Initial Closing Date” shall have the meaning ascribed to it in the Investment Agreement.

“Investment Agreement” means the Investment Agreement, dated as of March [•], 2009, among The Dow Chemical Company and the Investors named therein.

“Investor” has the meaning set forth in the Investment Agreement.

“Issue Date” means the date of initial issuance of the Convertible Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to the Convertible Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Liquidation Preference” on any date means an amount equal to the sum of (i) (a) prior to the Fixed Conversion Rate Period the Original Purchase Price or (b) during the Fixed Conversion

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Rate Period the greater of (1) the Original Purchase Price and (2) the Fixed Conversion Value, plus (ii) all accrued and unpaid Dividends, including any Past Due Dividends, up to the date of determination.

“Market Disruption Event” means any of the following events:

(i)  any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange;

(ii)  any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange; or

(iii)           any event that would give rise to an adjustment pursuant to Section 15 regardless of whether the Fixed Conversion Rate is then in effect.

“Nonpayment” has the meaning set forth in Section 11(b)(i).

“Officer’s Certificate” means a certificate signed by the Chief Executive Officer, any Executive Vice President, the Chief Financial Officer, the Controller or the Treasurer.

“Original Purchase Price” means $1,000.00 per share of Convertible Preferred Stock.

“Parity Stock” means the Perpetual Preferred Stock, the Cumulative Convertible Perpetual Preferred Stock, Series A of the Company, the Cumulative Convertible Perpetual Preferred Stock, Series B of the Company and any class or series of stock of the Company hereafter authorized that expressly ranks equally with the Convertible Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Company.

“Past Due Dividends” has the meaning set forth in Section 4(a).

“Perpetual Preferred Stock” means the Cumulative Perpetual Preferred Stock, Series A of the Company.

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“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“PIK Dividends” has the meaning set forth in Section 4(a)

“Preferred Stock Director” has the meaning set forth in Section 11(b)(i).

“Purchased Shares” has the meaning set forth in Section 9(a)(v).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Convertible Preferred Stock have the right to receive any cash, securities or other property or in which the Convertible Preferred Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Convertible Preferred Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registrar” means the Transfer Agent acting in its capacity as registrar for the Convertible Preferred Stock, and its successors and assigns.

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”

“Reorganization Event” has the meaning set forth in Section 10(a).

“Restricted Securities” has the meaning set forth in Rule 144(a)(3) of the Securities Act of 1933, as amended.

“Senior Stock” means any class or series of stock of the Company hereafter authorized which expressly ranks senior to the Convertible Preferred Stock and has preference or priority over the Convertible Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Spin-Off” has the meaning set forth in Section 9(a)(iii)(b).

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Transfer Agent” means BNY Mellon Shareholder Services acting as Transfer Agent, Registrar, paying agent and Conversion Agent for the Convertible Preferred Stock, and its successors and assigns.

“Trust” has the meaning set forth in Section 6(h).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “DOW.N<Equity> VAP” (or its equivalent successor if such page is not

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available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

“VWAP Conversion Fraction” means, with respect to a Trading Day, the quotient of (i) the Liquidation Price and (ii) the product of (A) 10, (B) 0.95 and (C) the VWAP for such Trading Day.

Section 4.  Dividends.

(a) Rate.  Holders shall be entitled to receive, if, as and when declared by the Board of Directors, or any duly authorized committee thereof, but only out of assets legally available therefor, (i) cumulative cash dividends with respect to each Dividend Period (defined below) at an annual rate per share equal to 7% of the Liquidation Preference, which may only be paid in cash (the “Cash Dividends”), plus (ii) additional cumulative dividends with respect to each Dividend Period at an annual rate per share equal to 8% of the Liquidation Preference, which may be paid in cash or, if not so paid, will be added to the Liquidation Preference (the “PIK Dividends” and, together with the Cash Dividends, the “Dividends”); provided, however, that for any period beginning on or after June 1, 2009, the Dividends shall consist entirely of cumulative cash dividends, which shall also be referred to as “Cash Dividends”, with respect to each Dividend Period during such Fixed Conversion Rate Period at an annual rate per share equal to 12% of the Liquidation Preference, which may only be paid in cash (each such applicable rate, a “Dividend Rate”).  Dividends shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing on the first such day occurring after a full calendar quarter has elapsed since the Issue Date; provided, however, if any such day is not a Business Day, then payment of any Dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay (each such day on which Dividends are payable, a “Dividend Payment Date”).  The period from and including any Dividend Payment Date (or, prior to the first Dividend Payment Date, from and including the date of issuance of the Convertible Preferred Stock) to, but excluding, the next Dividend Payment Date is a “Dividend Period.”  Dividends on each share of Convertible Preferred Stock will accrue daily and be cumulative from the date such share of Convertible Preferred Stock is issued, shall compound quarterly, and shall be payable for each full Dividend Period in equal quarterly installments; provided, however, that for the Dividend Period from and including the Issue Date and ending on the day that is immediately prior to the first Dividend Payment Date, Dividends will be computed on the basis described in the last sentence of this Section 4(a) as being applicable to such Dividend Period.  The record date for payment of dividends on the Convertible Preferred Stock will be the fifteenth day of the calendar month immediately preceding the relevant Dividend Payment Date (each, a “Dividend Record Date”), whether or not such day is a Business Day.  The amount of dividends payable will be computed on the basis of a 360 day year of twelve 30-day months, and for any period of less than a month, actual days elapsed over a 30-day month.

If the Company fails to pay a full Cash Dividend on the Convertible Preferred Stock, then the Cash Dividends and the PIK Dividends on the Convertible Preferred Stock shall continue to

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accrue and cumulate at their respective Dividend Rates and, commencing on the day after such failure to pay occurs, the Convertible Preferred Stock shall, in addition, accrue and cumulate additional dividends (“Additional Dividends”) at an annual rate equal to 3.0%, compounded quarterly, on the aggregate accrued amount of any such unpaid Dividends (such aggregate accrued amount of all such unpaid Cash Dividends being referred to herein as the “Past Due Dividends”) with the amount of such Additional Dividend accrual being added to the Liquidation Preference up to and including the date that all such Past Due Dividends shall have been declared and paid in full.

(b) Priority of Dividends.  Except as provided in this Section 4(b), so long as any share of Convertible Preferred Stock remains outstanding, unless full Dividends (including Past Due Dividends) on all outstanding shares of the Convertible Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment of those Dividends has been set aside for the benefit of the holders thereof on the applicable Record Date, the Company will not, and will cause its subsidiaries not to, declare or pay any dividend in excess of $0.01 per share on any Junior Stock, make any distributions relating to Junior Stock, or redeem, purchase, acquire (either directly or through any subsidiary) or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i)  purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii)  purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock, including under a contractually binding stock repurchase plan, so long as any such contractually binding requirement was entered into at a time when there were no Past Due Dividends;

(iii)  as a result of an exchange or conversion of any class or series of Junior Stock, or the securities of another company, for any other class or series of Junior Stock;

(iv)  the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged; or

(v)  the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.

For so long as any share of Perpetual Preferred Stock remains outstanding, if Dividends are not declared and paid in full upon the shares of Convertible Preferred Stock or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, all dividends declared upon shares of Perpetual Preferred Stock and any Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all Past Due Dividends as of the end of the then-current Dividend Period per share of Perpetual Preferred Stock and all accrued and unpaid dividends as of the end of the applicable dividend period per share of any Parity Stock (including, in the case of any such Parity Stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

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Subject to the foregoing, dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors, or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

(c) Conversion Following a Record Date.  If the Conversion Date for any shares of Convertible Preferred Stock is prior to the close of business on a Dividend Record Date, the Holder of such shares will not be entitled to any such dividend.  If the Conversion Date for any shares of Convertible Preferred Stock is after the close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend, notwithstanding the conversion of such shares prior to the Dividend Payment Date.  However, such shares, upon surrender for conversion, must be accompanied by the dividend on such shares.

Section 5.  Liquidation Rights.

(a) Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock upon liquidation and the rights of the Company’s creditors, to receive in full a liquidating distribution in an amount per share equal to the Liquidation Preference.  Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment.  If the assets of the Company are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and all holders of any Parity Stock, the amounts paid to the Holders and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions.  If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

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Section 6.  Redemption.

(a) Redemption at Holder’s Option.  On or at any time after March 31, 2069, each Holder of Convertible Preferred Stock shall have the right to require the Company to redeem all or a portion of such Holders’ Convertible Preferred Stock, for cash or for shares of Common Stock, or any combination thereof, at the Company’s discretion, at a redemption price per share equal to (i) if the Effective Shelf Registration Date was prior to June 1, 2009, the sum of the Original Purchase Price plus all accrued but unpaid dividends on the shares being redeemed and (ii) if the Company has not filed an Automatic Shelf Registration Statement or the Effective Shelf Registration Date is June 1, 2009 or a later date, the greater of (x) the sum of the Original Purchase Price, plus all accrued but unpaid dividends (including any Past Due Dividends) on the shares being redeemed through the date of redemption and (y) the Fixed Conversion Value.  If, pursuant to this Section 6(a), the Company elects to redeem all or a portion of a Holder’s Convertible Preferred Stock for shares of Common Stock, such shares shall be valued for such purpose at the average VWAP per share of Common Stock over each of the 5 consecutive Trading Days ending on the Trading Day immediately prior to the relevant Record Date.

(b) Redemption on a Change of Control.  Upon the occurrence of a Change of Control, each Holder of Convertible Preferred Stock shall have the right, beginning on the effective date of the Change of Control and ending on the date that is 45 days after the later of (x) the effective date of the Change of Control and (y) the receipt of notice of the Change of Control from the Company as provided in this Section 6(b) to, at its option, require the Company or its successor to redeem all or a portion of such Holder’s Convertible Preferred Stock (a “Change of Control Redemption”) for an amount in cash per share equal to the sum of (i) 101% of the Original Purchase Price plus (ii) all accrued but unpaid Dividends (including any Past Due Dividends) on the shares being redeemed pursuant to such Change of Control Redemption through the date of redemption.  Without limiting the generality of the foregoing, the right to a Change of Control Redemption shall expire on May 31, 2009.  On or before the twentieth day prior to the date on which the Company anticipates consummating the Change of Control (or, if later, or in the case of a Change of Control referred to in clause (i) of the definition thereof, promptly after the Company discovers that the Change of Control will occur or has occurred), a written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company (which may include the records of the Transfer Agent).  Such notice shall contain the date on which the Change of Control is anticipated to be effected or, in the case of a Change of Control referred to in clause (i) of the definition thereof, the date on which the Schedule TO or other schedule, form or report referred to in such clause was filed.

(c) Any Holder of Convertible Preferred Stock may exercise the Holder’s redemption right under Section 6(a) or 6(b) by delivering to the Company at its principal office a written notice stating the Holder’s intention to exercise the holder’s redemption right and the number of the Holder’s shares of Convertible Preferred Stock to be redeemed.  The Company shall be obligated to redeem the total number of shares of Convertible Preferred Stock specified in the Holder’s redemption notice on or before the earlier of (i) the 30th Business Day following its receipt of the Holder’s notice of a redemption pursuant to Section 6(a) or (ii) the date of the Change of Control if notice is given at least 10 days prior to such Change of Control.

(d) Redemption at Company’s Option. On or at any time after March 31, 2014, the Company shall have the right to redeem all or any portion of the outstanding shares of

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Convertible Preferred Stock at a redemption price per share of Convertible Preferred Stock for an amount in cash per share equal to (i) if the Effective Shelf Registration Date is prior to June 1, 2009, the sum of the Original Purchase Price plus all accrued and unpaid Dividends (including any Past Due Dividends) on the shares of Convertible Preferred Stock being redeemed through the date of redemption and (ii) if the Company has not filed an Automatic Shelf Registration Statement or the Effective Shelf Registration Date is June 1, 2009 or a later date, the greater of (x) the Original Purchase Price, plus all accrued but unpaid dividends (including any Past Due Dividends) on the shares being redeemed and (y) the Fixed Conversion Value; provided, however, that no partial redemption of shares of Convertible Preferred Stock by the Company pursuant to this Section 6(e) shall be permitted unless the aggregate amount of the Original Purchase Price in respect of all shares of Convertible Preferred Stock to be redeemed equals or exceeds $50,000,000 and (ii) the aggregate amount of the Original Purchase Price in respect of all outstanding shares of Convertible Preferred Stock after giving effect to the redemption equals or exceeds $50,000,000.  It is understood and agreed that the Company shall covenant for the benefit of certain of its debt holders that it will not redeem shares of the Convertible Preferred Stock pursuant to this Section 6(d) unless it has received proceeds from the sale of securities that have equal or greater equity-like characteristics during the 180 days prior to the date of redemption.

(e) Redemption Following Certain Conversion Events.  In the event that in connection with a conversion of Convertible Preferred Stock the number of shares of Common Stock to be issued upon such conversion exceeds the amount that the Company is permitted to issue under the New York Stock Exchange listing standards without a vote of the holders of the Common Stock, then any Convertible Preferred Stock that remains outstanding following such conversion as contemplated by Section 8(c) shall be subject to redemption at the Company’s option for cash (i) within 180 days of the relevant conversion date at price per share equal to the price provided in clause (x) of Section 6(e) above using the proceeds of equity securities of the Company that have equal or greater equity characteristics to the Convertible Preferred Stock and (ii) thereafter, at a price per share equal to the greater of (a) the sum of the Original Purchase Price, plus all accrued but unpaid dividends (including any Past Due Dividends) on the shares being redeemed and (b) the Fixed Conversion Value using the proceeds of equity securities of the Company that have equal or greater equity characteristics to the Convertible Preferred Stock.

(f) Notice of Company’s Redemption. In the event the Company shall redeem shares of Convertible Preferred Stock pursuant to Section 6(e), notice of such redemption shall be given to each Holder of Convertible Preferred Stock at least 30 days and not more than 60 days prior to the proposed redemption date.  Each notice shall state:

(i)  the redemption date;

(ii)  the number of shares of Convertible Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii)  the redemption price, provided, however, that if the Company has not filed an Automatic Shelf Registration Statement or the Effective Shelf Registration Date occurs on June 1, 2009 or a later date, then the notice shall state the Original Purchase Price, plus all accrued but unpaid dividends (including any Past Due Dividends) on the

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shares being redeemed, calculated pursuant to Section 6(e)(ii);

(iv)  the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

(v)  that Dividends on the shares of Convertible Preferred Stock to be redeemed will cease to accrue on the redemption date.

(g) Partial Redemption.  In case of any redemption of only part of the shares of Convertible Preferred Stock outstanding at the time of any redemption election by the Company pursuant to Section 6(e), the shares of Convertible Preferred Stock to be redeemed shall be selected pro rata from the Holders in proportion to the number of shares of Convertible Preferred Stock held by such Holders, by lot or in such other manner as the Board of Directors, the Executive Committee of the Board of Directors or any other duly authorized committee thereof may determine to be fair and equitable.

(h) Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares so called for redemption shall cease to be outstanding, all dividends with respect to such shares shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest.  The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

(i) Restrictions on Other Payments. After the receipt by the Company of a redemption request pursuant to Section 6(a) or 6(b), unless and until the full redemption price for the shares of Convertible Preferred Stock to be redeemed on any redemption date has been paid to the Holders requesting such redemption, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon any Junior Stock, and (ii) no shares of Junior Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any of its subsidiaries.

(j) Status of Reacquired Shares. Any shares of Convertible Preferred Stock redeemed in

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accordance with this Certificate of Designations, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(k) Unredeemed Shares Remain Outstanding.  If a Holder does not elect to exercise the Change of Control Redemption option pursuant to Section 6(b), the shares of Convertible Preferred Stock held by it will remain outstanding until otherwise subsequently redeemed.  In the event of a Change of Control in which the Company’s Common Stock shall be changed into or exchanged for other securities or property (including cash), the successor or acquiring corporation shall expressly assume the due and punctual observation and performance of each and every covenant and condition contained in this Certificate of Designation to be performed and observed by the Company and all the obligations and liabilities hereunder, with such modifications and adjustments as equitable and appropriate in order to place the Holders in the equivalent economic position as prior to such Change of Control.

Section 7.  Right of the Holders to Convert.

(a) Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Convertible Preferred Stock (i) at any time following ten full Trading Days after the Initial Closing Date and prior to June 1, 2009, at the Floating Conversion Rate per share of Convertible Preferred Stock (subject to the conversion procedures, and with the effect, set forth in Section 8), plus cash in lieu of fractional shares as set out in Section 9(i) and (ii) in the event that the date on which the Automatic Shelf Registration Statement becomes effective (the “Effective Shelf Registration Date”) occurs on or after June 1, 2009, at the Fixed Conversion Rate per share (subject to the conversion procedures, and with the effect, set forth in Section 8), plus cash in lieu of fractional shares as set out in Section 9(i).

(b)           So long as the Effective Shelf Registration Date occurs prior to June 1, 2009, all of the shares of Convertible Preferred Stock shall automatically convert at the Automatic Conversion Rate, plus cash in lieu of fractional shares as set out in Section 9(i), on the date (the “Automatic Conversion Date”) immediately following expiration of the first full Conversion Pricing Period commencing on the Effective Shelf Registration Date (the “Automatic Conversion Pricing Period”), provided that a prospectus under the Investment Agreement shall have been available during the entire Automatic Conversion Pricing Period.  Effective immediately prior to the close of business on the Automatic Conversion Date, dividends shall no longer accrue or be declared on any such shares of Convertible Preferred Stock and such shares of Convertible Preferred Stock shall cease to be outstanding.

Section 8.  Conversion Procedures and Effect of Conversion.

(a) Conversion Procedure.  A Holder must do each of the following in order to convert shares of Convertible Preferred Stock:

(i)  complete and manually sign the conversion notice provided by the Conversion Agent, and deliver such notice to the Conversion Agent;

(ii)  deliver a certificate or certificates representing the shares of Convertible Preferred Stock to be converted to the Conversion Agent;

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(iii)  if required, furnish appropriate endorsements and transfer documents;

(iv)  if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Company pursuant to Section 19; and

(v)  if required, surrender the dividend payable in respect of such shares pursuant to the last sentence of Section 4(c).

The date on which a Holder complies with the procedures in this Section 8(a) with regard to shares of Convertible Preferred Stock is referred to as the “Conversion Date” applicable to such shares.  The Conversion Agent shall, on a Holder’s behalf, convert the Convertible Preferred Stock into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described above.

(b) Effect of Conversion.  Effective immediately prior to the close of business on the Conversion Date applicable to any shares of Convertible Preferred Stock, dividends shall no longer accrue or be declared on any such shares of Convertible Preferred Stock and such shares of Convertible Preferred Stock shall cease to be outstanding.  Holders who convert shares of Convertible Preferred Stock will not be entitled to, nor will the Fixed Conversion Rate or Floating Conversion Rate be adjusted for, any Past Due Dividends in respect of such shares.

(c) Record Holder of Underlying Securities as of Conversion Date.  The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Convertible Preferred Stock on a Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on such Conversion Date.  In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Convertible Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

(d) No Rights to Common Stock Prior to Conversion.  Except pursuant to Section 9, no adjustment to shares of Convertible Preferred Stock being converted on a Conversion Date or to the shares of Common Stock issuable upon the conversion thereof shall be made in respect of dividends payable to holders of the Common Stock as of any date prior to the close of business on such Conversion Date.  Prior to the close of business on such Conversion Date, the shares of Common Stock or other securities issuable upon conversion of such shares of Convertible Preferred Stock shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to such Common Stock or other securities (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion, and rights to receive any dividends or other distributions on the Common Stock) by virtue of holding such shares of Convertible Preferred Stock.

(e) Status of Converted or Reacquired Shares.  Shares of Convertible Preferred Stock converted in accordance with this Certificate of Designations, or otherwise reacquired by the

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Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(f) In the event that in connection with a conversion of Convertible Preferred Stock the number of shares of Common Stock to be issued upon such conversion exceeds the amount that the Company is permitted to issue under the New York Stock Exchange listing standards without a vote of the holders of the Common Stock, then such number of shares of Convertible Preferred Stock shall be converted as may be satisfied through the issuance of the number of shares of Common Stock that complies with such listing standards and any unconverted shares of Convertible Preferred Stock shall be subject to the same terms and conditions hereunder as apply during the Fixed Conversion Ratio Period (except as otherwise provided in Section 7(f) above).

Section 9.  Anti-Dilution Adjustments.

(a) Adjustments.  The Fixed Conversion Rate will be subject to adjustment, without duplication, under the following circumstances:

(i)  the issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision or combination of Common Stock, in which event the Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS1 / OS0)

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such event

CR1	=	the Fixed Conversion Rate in effect on the Ex-Date for such dividend or distribution

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the effective date of such event

OS1	=	the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such event

Any adjustment made pursuant to this clause (i) shall be effective immediately prior to the open of business on the Ex-Date for the event giving rise to the adjustment.  If any such event is declared but does not occur, the Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors announces that such event shall not occur, to the Fixed Conversion Rate that would then be in effect if such event had not been declared.

(ii)  the dividend, distribution or other issuance to all holders of Common Stock of

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(A) rights (other than pursuant to a stockholders’ rights plan) or warrants entitling them to purchase shares of Common Stock or (B) securities convertible into Common Stock, in either case for a period expiring 45 days or less from the date of issuance thereof, at less than (or having a conversion price per share less than) the Current Market Price as of the Record Date for such issuance, in which event the Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x (OS0 + X) / (OS0 + Y)

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such issuance

CR1	=	the Fixed Conversion Rate in effect on the Ex-Date for such issuance

OS0	=	the number of shares of Common Stock outstanding at the close of business on the Trading Day immediately preceding the Ex-Date for such issuance

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants (or upon conversion of such securities)

Y	=
the aggregate price payable to exercise such rights or warrants (or the conversion price for such securities paid upon conversion) divided by the Current Market Price as of the Record Date for such issuance

For purposes of this clause (ii), in determining whether any rights or warrants entitle the holders to purchase the Common Stock at less than the Current Market Price as of the Record Date, there shall be taken into account any consideration the Company receives for such rights or warrants (or convertible securities), and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be the Fair Market Value thereof.

Any adjustment made pursuant to this clause (ii) shall become effective immediately prior to the open of business on the Ex-Date for such issuance.  In the event that such rights or warrants are not so issued, the Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Fixed Conversion Rate that would then be in effect if such issuance had not been declared.  To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Fixed Conversion Rate shall be readjusted to the Fixed Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.

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(iii)  (a) the dividend or other distribution to all holders of Common Stock of shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or its assets (including, for the avoidance of doubt, rights (other than pursuant to a stockholders’ rights plan) or warrants issued by it, but excluding any dividend, distribution or issuance covered by clauses (i) or (ii) above, clause (iv) below, or Section 11), in which event the Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x SP0 / (SP0 – FMV)

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such dividend or distribution

CR1	=	the Fixed Conversion Rate in effect on the Ex-Date for such dividend or distribution

SP0	=	the Current Market Price as of the Record Date for such dividend or distribution

FMV	=
the Fair Market Value on the Ex-Date for such dividend or distribution of the shares of capital stock of the Company, evidences of indebtedness or assets (including, for the avoidance of doubt, rights or warrants issued by it) so distributed, expressed as an amount per share of Common Stock

Any adjustment made pursuant to this clause (iii)(a) shall become effective immediately prior to the open of business on the Ex-Date for such dividend or distribution.

(b) However, if the transaction that would otherwise give rise to an adjustment pursuant to clause (iii)(a) above is one pursuant to which the payment of a dividend or other distribution on Common Stock consists of shares of capital stock of, or similar equity interests in, a subsidiary or other business unit of the Company (a “Spin-Off”) that on the Ex-Date for such Spin-Off are traded (or are traded on a when-issued basis) on any securities exchange, market or automated quotation system, then the Fixed Conversion Rate will instead be adjusted based on the following formula:

CR1 = CR0 x (FMV0 + MP0) / MP0

where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the last

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Trading Day of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off

CR1	=	the Fixed Conversion Rate in effect immediately after the close of business on the last Trading Day of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off

FMV0	=
the average of the volume-weighted average price per share (as displayed on Bloomberg or, if Bloomberg does not publish such price, any successor service reasonably chosen by the Company, or if such service is not available, as determined in good faith by the Board of Directors using a volume-weighted method) of the capital stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock over each of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off

MP0		the average of the VWAP per share of Common Stock over each of such five consecutive Trading Days

Any adjustment made pursuant to this clause (iii)(b) shall become effective immediately after the close of business on the last Trading Day of the five consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off; provided, that the Fixed Conversion Rate applicable to any conversion occurring during such five Trading Days shall be determined by applying the formula set forth above except that all references to five consecutive Trading Days shall be replaced with such lesser number of consecutive Trading Days commencing on and including the Ex-Date for such Spin-Off and ending on and including the Trading Day immediately preceding the date of such conversion.

In the event that any dividend or distribution described in clauses (iii)(a) and (b) above is not so paid or made, the Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such dividend or make such distribution, to the Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(iv)  the Company makes a distribution per share of Common Stock as of any date (the “Relevant Date”) of cash to all holders of Common Stock, and the sum (the “Aggregate Dividend Amount”) of such distribution and all prior distributions of cash per share of Common Stock paid since the Issue Date exceeds the sum (the “ Dividend Threshold Amount ”) of the hypothetical cash distributions that would have been paid on a share of Common Stock had such distributions been paid quarterly (commencing with the first cash dividend paid since the Issue Date) and increased at a compound annual growth rate of 5.0%, compounded quarterly, from $0.42 per share as of July 30, 2008, through and including the Relevant Date, in which event, the Fixed Conversion Rate will

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be adjusted based on the following formula:

CR1 = CR0 x SP0 / ( SP 0 – C1+ C2)

where,
CR0	=	the Fixed Conversion Rate in effect at the close of business on the Trading Day immediately preceding the Ex-Date for such distribution

CR1	=	the Fixed Conversion Rate in effect on the Ex-Date for such distribution

SP0	=	the Current Market Price as of the Record Date for such distribution

C1	=	the amount, if any, by which the Aggregate Dividend Amount on the Relevant Date exceeds the Dividend Threshold Amount on the Relevant Date
C2	=
the amount, if any, by which the Aggregate Dividend Amount on the most recent date prior to the Relevant Date on which a cash distribution was made which caused an adjustment in the Conversion Price pursuant to this Section 9(a)(iv) exceeds the Dividend Threshold Amount on such most recent date

The Dividend Threshold Amount and the Aggregate Dividend Amount (but not the compound annual growth rate of 5.0% compounded quarterly) shall be adjusted on an inversely proportional basis whenever the Fixed Conversion Rate is adjusted pursuant to this Section 9;  provided, that no adjustment will be made to the Dividend Threshold Amount or the Aggregate Dividend Amount for any adjustment made to the Fixed Conversion Rate pursuant to this clause (iv).

Any adjustment made pursuant to this clause (iv) shall become effective immediately prior to the open of business on the Ex-Date for such distribution.  In the event that such distribution is not so made, the Fixed Conversion Rate shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Fixed Conversion Rate that would then be in effect if such distribution had not been declared.

(v)  the Company or one or more of its subsidiaries make purchases of Common Stock pursuant to a tender offer or exchange offer by the Company or a subsidiary of the Company for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the VWAP per share of Common Stock on the Trading Day next succeeding the last day on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), in which event the Fixed Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 x [(FMV + (SP1 x OS1)] / (SP1 x OS0)

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where,

CR0	=	the Fixed Conversion Rate in effect at the close of business on the Expiration Date

CR1	=	the Fixed Conversion Rate in effect after the Expiration Date

FMV	=
the Fair Market Value, on the Expiration Date, of the aggregate value of all cash and any other consideration paid or payable for shares validly tendered or exchanged and not withdrawn as of the Expiration Date (the “Purchased Shares”)

OS1	=	the number of shares of Common Stock outstanding as of the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), excluding any Purchased Shares

OS0	=	the number of shares of Common Stock outstanding immediately before Expiration Time, including any Purchased Shares

SP1	=	the average of the VWAP per share of Common Stock over each of the five consecutive Trading Days commencing with the Trading Day immediately after the Expiration Date.

Any adjustment made pursuant to this clause (v) shall become effective immediately prior to the open of business on the Trading Day immediately following the Expiration Date.  In the event that the Company or any of its subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Fixed Conversion Rate shall be readjusted to be the Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

(b) Calculation of Adjustments.  All adjustments to the Fixed Conversion Rate shall be calculated by the Company to the nearest 1/10,000th of one share of Common Stock (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share).  No adjustment to the Fixed Conversion Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such adjustment that is not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided further, that any such adjustment of less than one percent that has not been made will be made upon any Conversion Date.

(c)  When No Adjustment Required.

(i)   Except as otherwise provided in this Section 9, the applicable Conversion Rate will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the

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foregoing, or for the repurchase of Common Stock.

(ii)  No adjustment of the Conversion Rate need be made as a result of the issuance of, the distribution of separate certificates representing, the exercise or redemption of, or the termination or invalidation of, rights pursuant to any stockholder rights plans;  provided,  however, that to the extent that the Company has a stockholder rights plan in effect on a Conversion Date, the Holder shall receive, in addition to the shares of Common Stock, the rights under such rights plan, unless, prior to any such Conversion Date, the rights have separated from the Common Stock, in which case the Conversion Rate will be adjusted at the time of separation as if the Company made a distribution to all holders of Common Stock of shares of capital stock of the Company or evidences of its indebtedness or its assets (including, for the avoidance of doubt, rights or warrants issued by it) as described in Section 9(a)(iii), subject to (x) readjustment for only that portion of such rights or warrants which expire or terminate or (y) readjustment in the event of the redemption of such rights or warrants, except that any such readjustment shall be calculated net of the aggregate value of the consideration payable in connection with any such redemption.

(iii)  No adjustment to the Conversion Rate need be made:

(A)  upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Common Stock under any plan in which purchases are made at market prices on the date or dates of purchase, without discount, and whether or not the Company bears the ordinary costs of administration and operation of the plan, including brokerage commissions;

(B)  upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

(C)  upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of March 1, 2009; or

(D)  for a change in the par value of the Common Stock.

(iv)  No adjustment to the Conversion Rate need be made for a transaction referred to in Section 9(a), if the Holder, as a result of holding the Convertible Preferred Stock and without having to convert the Convertible Preferred Stock, receives the cash, securities, assets, property or other benefits in such transaction on the same basis and at the same time as if such Holder held the full number of shares of Common Stock into which its shares of Convertible Preferred Stock may then be converted.

(v)  No adjustment to the Conversion Rate will be made to the extent that such

23

adjustment would result in the Conversion Price being less than the par value of the Common Stock.

(d)  Successive Adjustments.  After an adjustment to the Fixed Conversion Rate under this Section 9, any subsequent event requiring an adjustment under this Section 9 shall cause an adjustment to such Fixed Conversion Rate as so adjusted.

(e)  Multiple Adjustments.  For the avoidance of doubt, if an event occurs that would trigger an adjustment to the Fixed Conversion Rate pursuant to this Section 9 under more than one subsection hereof, such event, to the extent fully taken into account in a single adjustment, shall not result in multiple adjustments hereunder; provided, however, that if more than one subsection of this Section 9 is applicable to a single event, the subsection shall be applied that produces the largest adjustment.

(f)  Other Adjustments.  The Company may, but shall not be required to, make such increases in the Fixed Conversion Rate, in addition to those required by this Section 9, as the Board of Directors considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

(g)  Notice of Adjustments.  Whenever a Fixed Conversion Rate is adjusted as provided under Section 9, the Company shall within 10 Business Days following the occurrence of an event that requires such adjustment (or if the Company is not aware of such occurrence, as soon as reasonably practicable after becoming so aware) or the date the Company makes an adjustment pursuant to Section 9(f):

(i)  compute the adjusted applicable Fixed Conversion Rate in accordance with this Section 9 and prepare and transmit to the Conversion Agent an Officer’s Certificate setting forth the applicable Fixed Conversion Rate, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii)    provide a written notice to the Holders of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to the applicable Fixed Conversion Rate was determined and setting forth the adjusted applicable Fixed Conversion Rate.

(h)  Conversion Agent.  The Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require any adjustment of the applicable Conversion Rate or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Conversion Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section 9(g) and any adjustment contained therein and the Conversion Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate.  The Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any

24

securities or property, that may at the time be issued or delivered with respect to any Convertible Preferred Stock; and the Conversion Agent makes no representation with respect thereto.  The Conversion Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to the conversion of Convertible Preferred Stock or to comply with any of the duties, responsibilities or covenants of the Company contained in this Section 9.

(i) Fractional Shares.  No fractional shares of Common Stock will be issued to holders of the Convertible Preferred Stock upon conversion.  In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.  In order to determine whether the number of shares of Common Stock to be issued to a Holder upon the conversion of such Holder’s shares of Convertible Preferred Stock will include a fractional share (in lieu of which cash would be paid hereunder), such determination shall be based on the aggregate number of shares of Convertible Preferred Stock of such Holder that are being converted on any single Conversion Date.

Section 10.  Adjustment for Reorganization Events.

(a) Reorganization Events.  In the event of:

(i)   any consolidation or merger of the Company with or into another person pursuant to which the Common Stock is changed into or exchanged for cash, securities or other property of the Company or another person;

(ii)  any sale, transfer, lease or conveyance to another person of all or substantially all the property and assets of the Company, in each case pursuant to which the Common Stock is converted into cash, securities or other property; or

(iii)  any statutory exchange of securities of the Company with another Person (other than in connection with a merger or acquisition) or reclassification of the Common Stock into other securities;

(each of which is referred to as a “Reorganization Event”) each share of the Convertible Preferred Stock outstanding immediately prior to such Reorganization Event will, without the consent of the holders of the Convertible Preferred Stock, become convertible into the kind and amount of securities, cash and other property (the “Exchange Property”) receivable in such Reorganization Event (without any interest on such Exchange Property, and without any right to dividends or distribution on such Exchange Property which have a record date that is prior to the applicable Conversion Date) per share of Common Stock by a holder of Common Stock that is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “ Constituent Person ”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-Affiliates; provided that if the kind or amount of securities, cash and other

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property receivable upon such Reorganization Event is not the same for each share of Common Stock held immediately prior to such Reorganization Event by a Person other than a Constituent Person or an Affiliate thereof, then for the purpose of this Section 10(a), the kind and amount of securities, cash and other property receivable upon such Reorganization Event will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election (or of all such holders if none make an election).  On each Conversion Date following a Reorganization Event, the Conversion Rate then in effect will be applied to the value on such Conversion Date of such securities, cash or other property received per share of Common Stock, as determined in accordance with this Section 10.

(b) Exchange Property Election.  In the event that the holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election).  The amount of Exchange Property receivable upon conversion of any Convertible Preferred Stock in accordance with the terms hereof shall be determined based upon the Conversion Rate in effect on such Conversion Date.

(c) Successive Reorganization Events.  The above provisions of this Section 10 shall similarly apply to successive Reorganization Events and the provisions of Section 9 shall apply to any shares of capital stock of the Company (or any other issuer) received by the holders of the Common Stock in any such Reorganization Event.

(d) Reorganization Event Notice.  The Company (or any successor) shall, 20 days prior to the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property.  Failure to deliver such notice shall not affect the operation of this Section 10.

Section 11.  Voting Rights.

(a) General.  The Holders shall not be entitled to vote on any matter except as set forth in Sections 11(b) and 11(c) or as required by Delaware law.

(b) Special Voting Right.

(i)  Voting Right.  If and whenever dividends on the Convertible Preferred Stock have not been paid in an aggregate amount equal to at least six quarterly Dividend Periods (whether consecutive or not) (a “Nonpayment”), the number of directors constituting the Board of Directors shall be increased by two, and the Holders (together with holders of any class or series of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon), shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such

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directorships), provided that the Holders and the holders of any such other class or series shall not be entitled to elect such directors to the extent such election would cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors, and further provided that the Board of Directors shall at no time include more than two such directors.  Each such director so elected is referred to as a “Preferred Stock Director.”

(ii)  Election.  The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any other class or series of stock of the Company having equivalent voting rights and entitled to vote thereon, called as provided herein.  At any time after the special voting power has vested pursuant to Section 11(b)(i) above, the secretary of the Company may, and upon the written request of the Holders of at least 20% of the Convertible Preferred Stock or the holders of at least 20% of such other series (addressed to the secretary at the Company’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the Holders and any such other class or series of preferred stock for the election of the two directors to be elected by them as provided in Section 11(b)(iii) below.  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii)  Notice of Special Meeting.  Notice for a special meeting will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders.  If the secretary of the Company does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 11(b)(iii), and for that purpose will have access to the stock register of the Company.  The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the stockholders of the Company unless they have been previously terminated or removed pursuant to Section 11(b)(iv).  In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the Holders (together with holders of any other class of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon) to serve until the next annual meeting of the stockholders.

(iv)  Termination; Removal.  Whenever the Company has declared and paid or declared and set aside for payment in full all Past Due Dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods).  The terms of office of the Preferred Stock Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly.  Any Preferred Stock Director may be removed at any time without cause by the Holders of a majority of the

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outstanding shares of the Convertible Preferred Stock (together with holders of any class of the Company’s authorized and preferred stock having equivalent voting rights and entitled to vote thereon) when they have the voting rights described in this Section 11(b).

(c) Senior Issuances; Adverse Changes.  So long as any shares of Convertible Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Convertible Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose at which the Holders shall vote separately as a single class, will be necessary for authorizing, effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i)  any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Convertible Preferred Stock) or the Company’s by-laws, including by way of merger, that would alter or change the voting powers, dividend rights, preferences or special rights of the Convertible Preferred Stock so as to affect them adversely (provided, however, that to the extent that any such amendment, alteration or repeal relates solely to an increase in the amount of the authorized or issued preferred stock (other than Convertible Preferred Stock or Senior Stock) or any securities convertible into preferred stock (other than Convertible Preferred Stock or Senior Stock) or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (other than Convertible Preferred Stock or Senior Stock) or any securities convertible into Parity Stock (other than Convertible Preferred Stock) or Junior Stock, then such amendment, alteration or repeal will not be deemed to adversely affect the voting powers, preferences or special rights of the Convertible Preferred Stock, and Holders will have no right to vote on such an increase, creation or issuance);

(ii)  any amendment or alteration of the Company’s certificate of incorporation (including the certificate of designations creating the Convertible Preferred Stock), including by way of merger, to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of Convertible Preferred Stock or Senior Stock; or

(iii)  any consummation of a binding share exchange or reclassification involving the Convertible Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Convertible Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting parent entity, are converted into or exchanged for Equivalent Preference Securities, and (y) if such shares of Convertible Preferred Stock do not remain outstanding, immediately prior to or concurrent with the consummation thereof, all Past Due Dividends on the Convertible Preferred Stock to the date of consummation, whether or not declared, have been paid in full.

The Company shall not provide consideration to any Holder in exchange for such Holder’s vote or consent pursuant to this Section 11(c) without offering, on identical terms, to provide all Holders who then hold Convertible Preferred Stock with the same consideration in exchange for votes or consents per share of Convertible Preferred Stock.

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Section 12.  Preemption.

The Holders shall not have any preemptive rights.

Section 13.  Creation of Junior Stock or Parity Stock.

Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock or Parity Stock, other than Convertible Preferred Stock.

For so long as any Convertible Preferred Stock is outstanding, the Company will not issue any preferred stock (other than the Convertible Preferred Stock) with terms (exclusive of any conversion feature) more favorable to the holders thereof, in the aggregate, than the terms of the Convertible Preferred Stock without amending this Certificate of Designations to concurrently modify the terms of the Convertible Preferred Stock to give the Holders the benefit of such more favorable terms.  Without limiting the generality of the foregoing, any series of preferred stock containing (i) a dividend in excess of the Dividend Rate, (ii) more favorable make-whole payments or other redemption premiums or (iii) additional covenants not contained in this Certificate of Designations shall be considered more favorable.

Section 14.  Repurchase.

Subject to the limitations imposed herein, and subject to the provisions of Section 6, the Company may purchase and sell Convertible Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent;  provided, further, however, that in the event that the Company beneficially owns any Convertible Preferred Stock, voting rights in respect of such Convertible Preferred Stock shall not be exercisable; provided, further, however, that the Company shall not purchase any Convertible Preferred Stock from any Investor (as defined in the Investment Agreement) without offering, upon identical terms, to purchase shares of Convertible Preferred Stock from all Investors who then hold Convertible Preferred Stock, and in the event that the shares of Convertible Preferred Stock sought to be sold in response to such offer exceeds the amount the Company is willing to purchase, then the amount purchased by the Company from each such Investor shall be pro rated based on the number of shares of Convertible Preferred Stock sought to be sold by such Investors.

Section 15.  Unissued or Reacquired Shares.

Shares of Convertible Preferred Stock not issued or which have been issued and converted, redeemed, or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series (provided that any such cancelled shares of Convertible Preferred Stock may be reissued only as shares of a series other than Convertible Preferred Stock).

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Section 16.  No Sinking Fund.

Shares of Convertible Preferred Stock are not subject to the operation of a sinking fund.

Section 17.  Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Registrar and paying agent for the Convertible Preferred Stock shall be BNY Mellon Shareowner Services.  The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 18.  Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates.  If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent.  The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Partial Redemption.  In the event that a redemption is effected with respect to shares of Convertible Preferred Stock representing less than all the shares of Convertible Preferred Stock held by a Holder, upon redemption the Company shall execute and the Transfer Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Convertible Preferred Stock held by the Holder as to which a redemption was not effected.

Section 19.  Taxes.

(a) Transfer Taxes.  The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Convertible Preferred Stock or shares of Common Stock or other securities issued on account of Convertible Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Convertible Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Convertible Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding.  All payments and distributions (or deemed distributions) on the shares of Convertible Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall

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be treated as received by Holders.

Section 20.  Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Company, to its office at 2030 Dow Center, Midland, MI  48674 (Attention:  Treasurer) (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

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IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Executive Vice President and Chief Financial Officer this _________th day of ______________, 2009.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

Annex B

CERTIFICATE OF DESIGNATIONS

OF

CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES B

OF

THE DOW CHEMICAL COMPANY

____________________________

pursuant to Section 151 of the

General Corporation Law of the State of Delaware

____________________________

The Dow Chemical Company, a Delaware corporation (the “Company”), hereby certifies that:

1.  The Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) fixes the total number of shares of all classes of capital stock that the Company shall have the authority to issue at one billion five hundred million (1,500,000,000) shares of common stock, par value $2.50 per share, and two hundred fifty million (250,000,000) shares of preferred stock, par value $1.00 per share.

2.  The Certificate of Incorporation expressly grants to the Board of Directors of the Company (the “Board of Directors”) authority to provide for the issuance of the shares of preferred stock in series, and to establish from time to time the number of shares to be included in each such series and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

3.  Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, the Board of Directors, by action duly taken on [●], 2009, adopted resolutions (i) authorizing the issuance and sale of up to 2,500,000 shares of the Company’s preferred stock, (ii) authorizing the Executive Committee of the Board of Directors to approve the final form of the Certificate of Designations of Cumulative Perpetual Preferred Stock, Series B substantially in the form approved by the Board of Directors, with such changes, subject to certain exceptions, as the Executive Committee of the Board of Directors may approve, and (iii) establishing the number of shares to be included in this series of Cumulative Perpetual Preferred Stock, Series B, and the Executive Committee of the Board of Directors, by action duly taken on [●], 2009 adopted resolutions (i) approving this final form of the Certificate of Designations of Cumulative Perpetual Preferred Stock, Series B and (ii) fixing the designations, powers, preferences and rights of the shares of this Cumulative Perpetual Preferred Stock, Series B and the qualifications, limitations or restrictions thereof as follows:

Section 1.  Designation.

The designation of the series of preferred stock shall be “Cumulative Perpetual Preferred Stock, Series B” (the “Perpetual Preferred Stock”).  Each share of Perpetual Preferred Stock shall be identical in all respects to every other share of Perpetual Preferred Stock.  Perpetual Preferred Stock will rank equally with Parity Stock, if any, will rank senior to Junior Stock, if any, and will rank junior to Senior Stock, if any.

Section 2.  Number of Shares.

The number of authorized shares of Perpetual Preferred Stock shall be 2,500,000.  That number from time to time may be decreased (but not below the number of shares of Perpetual Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors, or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized.  The Company shall not have the authority to issue fractional shares of Perpetual

Preferred Stock.

Section 3.  Definitions.  As used herein with respect to Perpetual Preferred Stock:

“Additional Dividends” has the meaning set forth in Section 4(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Board of Directors” has the meaning set forth in the recitals above.

“Business Day” means any weekday that is not a legal holiday in New York, New York and is not a day on which banking institutions in New York, New York are authorized or required by law or regulation to be closed.

“Cash Dividends” has the meaning set forth in Section 4(a).

“Change of Control” means the occurrence of one of the following:

(i)         a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of common equity of the Company representing more than 50% of the voting power of the outstanding common equity of the Company; or

(ii)         consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Company to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the total voting power of all outstanding classes of voting shares of the continuing or surviving Person immediately after the transaction; provided, however, that a Change of Control will not be deemed to have occurred if at least 90% of the consideration received by holders of Common Stock in the transaction or transactions consists of shares of common stock or depositary receipts in respect of common stock that are (or upon issuance will be) traded on a U.S. national securities exchange or securities exchange in the European Economic Area.

“Change of Control Redemption” has the meaning set forth in Section 7(b).

“Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price, of the shares of the Common Stock on the New York Stock Exchange on such date.  If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange (which, for the avoidance of doubt, may include the Nasdaq Stock Market) on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange (which, for the avoidance of doubt, may include the Nasdaq Stock Market) on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for this purpose.  For the purposes of determining the Closing Price of the Common Stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day shall be deemed to commence immediately after the regular scheduled closing time of trading on the New York Stock Exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day shall end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the Closing Price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at

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5:00 p.m. on that day, the Closing Price would be determined by reference to such 4:00 p.m. closing price).

“Common Stock” means the common stock of the Company, par value $2.50 per share, or any other shares of the capital stock of the Company into which such shares of common stock shall be reclassified or changed.

“Convertible Preferred Stock” means the Cumulative Convertible Perpetual Preferred Stock, Series A, and the Cumulative Convertible Perpetual Preferred Stock, Series C, of the Company.

“Dividend Payment Date” shall have the meaning set forth in Section 4(a).

“Dividend Period” shall have the meaning set forth in Section 4(a).

“Dividend Rate” shall have the meaning set forth in Section 4(a).

“Dividend Record Date” shall have the meaning set forth in Section 4(a).

“Dividends” has the meaning set forth in Section 4(a).

“Equivalent Preference Securities” means, in the event of a merger or consolidation of the Company with another corporation or another entity in which the Company is not the surviving or resulting parent entity, preference securities of the surviving or resulting entity or its ultimate parent, as the case may be, having such rights, preferences, privileges and voting powers, and limitations and restrictions, taken as a whole, that are not less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions, of the Perpetual Preferred Stock immediately prior to such merger or consolidation, taken as a whole.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Holder” means the Person in whose name the shares of the Perpetual Preferred Stock are registered, which may be treated by the Company, Transfer Agent, Registrar and paying agent as the absolute owner of the shares of Perpetual Preferred Stock for the purpose of making payment and settling conversions and for all other purposes.

“Issue Date” means the date of initial issuance of the Perpetual Preferred Stock.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company, other than Parity Stock, now existing or hereafter authorized not expressly ranking senior to the Perpetual Preferred Stock with respect to the payment of dividends or the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Liquidation Preference” per share of Perpetual Preferred Stock on any date of determination means the Original Purchase Price, as the same may have been increased up to the date of determination in accordance with Section 4(a) hereof.

“Market Disruption Event” means any of the following events:

(i)         any suspension of, or limitation imposed on, trading of the Common Stock by any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the term “Closing Price” (the “Relevant Exchange”) during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) and whether by reason of movements in price exceeding limits permitted by the Relevant Exchange as to securities generally, or otherwise relating to the Common Stock or options contracts relating to the Common Stock on the Relevant Exchange; or

(ii)         any event that disrupts or impairs (as determined by the Company in its reasonable discretion) the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the Relevant Exchange (or for purposes of determining the VWAP per share of Common Stock, any period or periods aggregating one half-hour or longer during the regular trading session on the relevant day) in general to effect transactions in, or obtain market values for, the Common Stock on the Relevant Exchange or to effect transactions in, or obtain market values for, options contracts relating to the Common Stock on the Relevant Exchange.

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“Nonpayment” has the meaning set forth in Section 8(b)(i).

“Original Purchase Price” means $1,000.00 per share of Perpetual Preferred Stock.

“Parity Stock” means the Convertible Preferred Stock and any class or series of stock of the Company hereafter authorized that expressly ranks equally with the Perpetual Preferred Stock with respect to the payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the affairs of the Company.

“Past Due Dividends” has the meaning set forth in Section 4(a).

“Perpetual Preferred Stock” shall have the meaning set forth in Section 1.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“PIK Dividends” has the meaning set forth in Section 4(a).

“Preferred Stock Director” has the meaning set forth in Section 8(b)(i).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Perpetual Preferred Stock have the right to receive any cash, securities or other property or in which the Perpetual Preferred Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Perpetual Preferred Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Relevant Exchange” has the meaning set forth in the definition of the term “Market Disruption Event.”

“Restricted Securities” has the meaning set forth in Rule 144(a)(3) of the Securities Act of 1933, as amended.

“Senior Stock” means any class or series of stock of the Company hereafter authorized which expressly ranks senior to the Perpetual Preferred Stock and has preference or priority over the Perpetual Preferred Stock as to the payment of dividends or in the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the Company.

“Trading Day” means a Business Day on which the Relevant Exchange is scheduled to be open for business and on which there has not occurred a Market Disruption Event.

“Trust” has the meaning set forth in Section 7(g).

“VWAP” per share of Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg (or, if Bloomberg ceases to publish such price, any successor service reasonably chosen by the Company) page “DOW.N<Equity> VAP” (or its equivalent successor if such page is not available) in respect of the period from the open of trading on the relevant Trading Day until the close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

Section 4.  Dividends.

(a) Rate.  Holders shall be entitled to receive, if, as and when declared by the Board of Directors, or any duly authorized committee thereof, but only out of assets legally available therefor, (i) cumulative cash dividends with respect to each Dividend Period (defined below) at an annual rate per share equal to 7% of the Liquidation Preference, which may only be paid in cash (the “Cash Dividends”), plus (ii) additional cumulative dividends with respect to each Dividend Period at an annual rate per share equal to 8% of the Liquidation Preference, which may be paid in cash or, if not so paid, will be added to the Liquidation Preference (the “PIK Dividends”, and together with the Cash Dividends, the “Dividends”) (each such applicable rate, a “Dividend Rate”).  Dividends shall be payable quarterly in arrears on each January 1, April 1, July 1 and October 1, commencing on the first such day occurring after a full calendar quarter has elapsed since the Issue Date; provided, however, if any such day is not a Business Day, then payment of any Dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any

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interest or other payment in respect of such delay (each such day on which Dividends are payable, a “Dividend Payment Date”).  The period from and including any Dividend Payment Date (or, prior to the first Dividend Payment Date, from and including the date of issuance of the Perpetual Preferred Stock) to, but excluding, the next Dividend Payment Date is a “Dividend Period.”  Dividends on each share of Perpetual Preferred Stock will accrue daily and be cumulative from the date such share of Perpetual Preferred Stock is issued, shall compound quarterly, and shall be payable for each full Dividend Period in equal quarterly installments; provided, however, that for the Dividend Period from and including the Issue Date and ending on the day that is immediately prior to the first Dividend Payment Date, Dividends will be computed on the basis described in the last sentence of this Section 4(a) as being applicable to such Dividend Period.  The record date for payment of dividends on the Perpetual Preferred Stock will be the fifteenth day of the calendar month immediately preceding the relevant Dividend Payment Date (each, a “Dividend Record Date”), whether or not such day is a Business Day.  The amount of dividends payable will be computed on the basis of a 360 day year of twelve 30-day months, and for any period of less than a month, actual days elapsed over a 30-day month.

If the Company fails to pay a full Cash Dividend on the Perpetual Preferred Stock, then the Cash Dividends and the PIK Dividends on the Perpetual Preferred Stock shall continue to accrue and cumulate at their respective Dividend Rates and, commencing on the day after such failure to pay occurs, the Perpetual Preferred Stock shall, in addition, accrue and cumulate additional dividends (“Additional Dividends”) at an annual rate equal to 3.0%, compounded quarterly, on the aggregate accrued amount of any such unpaid Cash Dividends (such aggregate accrued amount of all such unpaid Cash Dividends being referred to herein as the “Past Due Dividends”) with the amount of such Additional Dividend accrual being added to the Liquidation Preference up to and including the date that all such Past Due Dividends shall have been declared and paid in full.

(b) Priority of Dividends.  Except as provided in this Section 4(b), so long as any share of Perpetual Preferred Stock remains outstanding, unless full Dividends (including Past Due Dividends) on all outstanding shares of the Perpetual Preferred Stock have been declared and paid, or declared and a sum sufficient for the payment of those Dividends has been set aside for the benefit of the holders thereof on the applicable Dividend Record Date, the Company will not, and will cause its subsidiaries not to, declare or pay any dividend in excess of $0.01 per share on any Junior Stock, make any distributions relating to Junior Stock, or redeem, purchase, acquire (either directly or through any subsidiary) or make a liquidation payment relating to, any Junior Stock, or make any guarantee payment with respect thereto, other than:

(i)    purchases, redemptions or other acquisitions of shares of Junior Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

(ii)    purchases of shares of Common Stock pursuant to a contractually binding requirement to buy stock, including under a contractually binding stock repurchase plan, so long as any such contractually binding requirement was entered into at a time when there were no Past Due Dividends;

(iii)    as a result of an exchange or conversion of any class or series of Junior Stock, or the securities of another company, for any other class or series of Junior Stock;

(iv)    the purchase of fractional interests in shares of Junior Stock pursuant to the conversion or exchange provisions of such Junior Stock or the security being converted or exchanged; or

(v)    the payment of any dividends in respect of Junior Stock where the dividend is in the form of the same stock as that on which the dividend is being paid.

For so long as any share of Perpetual Preferred Stock remains outstanding, if Dividends are not declared and paid in full upon the shares of Perpetual Preferred Stock or any Parity Stock with the same dividend payment date or with a dividend payment date during a Dividend Period, all dividends declared upon shares of Perpetual Preferred Stock and any such Parity Stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that all Past Due Dividends as of the end of the then-current Dividend Period per share of Perpetual Preferred Stock and all accrued and unpaid dividends as of the end of the applicable dividend period per share of any Parity Stock (including, in the case of any Parity Stock that bears cumulative dividends, all accrued and unpaid dividends) bear to each other.

Subject to the foregoing, dividends payable in cash, stock or otherwise, as may be determined by the Board of Directors, or any duly authorized committee thereof, may be declared and paid on any Junior Stock and Parity Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in

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those dividends.

Section 5.  Liquidation Rights.

(a) Liquidation.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Company may be made to or set aside for the holders of any Junior Stock and subject to the rights of the holders of any Senior Stock or Parity Stock upon liquidation and the rights of the Company’s creditors, to receive in full a liquidating distribution in an amount per share equal to the Liquidation Preference.  Holders shall not be entitled to any further payments in the event of any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company other than what is expressly provided for in this Section 5.

(b) Partial Payment.  If the assets of the Company are not sufficient to pay in full the aggregate liquidating distributions required to be paid pursuant to Section 5(a) to all Holders and all holders of any Parity Stock, the amounts paid to the Holders and to the holders of all Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions.  If the respective aggregate liquidating distributions to which all Holders and all holders of any Parity Stock are entitled pursuant to Section 5(a) have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Company according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation.  For purposes of this Section 5, the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company shall not be deemed a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, nor shall the merger, consolidation or any other business combination transaction of the Company into or with any other corporation or person or the merger, consolidation or any other business combination transaction of any other corporation or person into or with the Company be deemed to be a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company.

Section 6.  No Conversion or Exchange Rights.

The Holders of shares of the Perpetual Preferred Stock will not have any rights to convert such shares into or exchange such shares for shares of any other class or series of stock or obligations of the Company.

Section 7.  Redemption.

(a) Redemption at Holder’s Option.  On or at any time after March 31, 2069, each Holder of Perpetual Preferred Stock shall have the right to require the Company to redeem all or a portion of such Holder’s Perpetual Preferred Stock, for cash or for shares of Common Stock, or any combination thereof, at the Company’s discretion, at a redemption price per share equal to the sum of the Original Purchase Price plus all accrued but unpaid Dividends (including any Past Due Dividends) on the shares being redeemed through the date of redemption.  If, pursuant to this Section 7(a), the Company elects to redeem all or a portion of a Holder’s Perpetual Preferred Stock for shares of Common Stock, such shares shall be valued for such purpose at the average VWAP per share of Common Stock over each of the five consecutive Trading Days ending on the Trading Day immediately prior to the relevant Record Date.

(b) Redemption on a Change of Control.  Upon the occurrence of a Change of Control, each Holder of Perpetual Preferred Stock shall have the right, beginning on the effective date of the Change of Control and ending on the date that is 45 days after the later of (x) the effective date of the Change of Control and (y) receipt of notice of the Change of Control from the Company as provided in this Section 7(b), to, at its option, require the Company or its successor to redeem all or a portion of such Holder’s Perpetual Preferred Stock (a “Change of Control Redemption”) for an amount in cash per share equal to the sum of (i) 101% of the Original Purchase Price plus (ii) all accrued but unpaid Dividends (including any Past Due Dividends) on the shares of Perpetual Preferred Stock being redeemed pursuant to such Change of Control Redemption through the date of redemption.  On or before the twentieth day prior to the date on which the Company anticipates consummating the Change of Control (or, if later, or in the case of a Change of Control referred to in clause (i) of the definition thereof, promptly after the Company discovers that the Change of Control will occur or has occurred), a written notice shall be sent by or on behalf of the Company, by overnight courier to the Holders as they appear in the records of the Company (which may include the records of the Transfer Agent).  Such notice shall contain the date on which the Change of Control is anticipated to be effected or, in the case of a Change of Control referred to in clause (i) of the definition thereof, the date on which the Schedule TO or other schedule, form or report referred to in such clause was filed.

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(c) Any Holder of Perpetual Preferred Stock may exercise the Holder’s redemption right under Section 7(a) or 7(b) by delivering to the Company at its principal office a written notice stating the Holder’s intention to exercise the holder’s redemption right and the number of the Holder’s shares of Perpetual Preferred Stock to be redeemed.  The Company shall be obligated to redeem the total number of shares of Perpetual Preferred Stock specified in the Holder’s redemption notice on or before the earlier of (i) the 30th Business Day following its receipt of the Holder’s notice of a redemption pursuant to Section 7(a) or (ii) the date of the Change of Control if notice is given at least 10 days prior to such Change of Control.

(d) Redemption at Company’s Option. On or at any time after March 31, 2014, the Company shall have the right to redeem all or any portion of the outstanding shares of Perpetual Preferred Stock at a redemption price per share of Perpetual Preferred Stock for an amount in cash per share equal to the sum of the Original Purchase Price plus all accrued and unpaid Dividends (including any Past Due Dividends) on the shares of Perpetual Preferred Stock being redeemed through the date of redemption; provided that no partial redemption of shares of Perpetual Preferred Stock by the Company pursuant to this Section 7(d) shall be permitted unless (i) the aggregate amount of the Original Purchase Price in respect of all shares of Perpetual Preferred Stock to be redeemed equals or exceeds $50,000,000 and (ii) the aggregate amount of the Original Purchase Price in respect of all outstanding shares of Perpetual Preferred Stock after giving effect to the redemption equals or exceeds $50,000,000.  It is understood and agreed that the Company shall covenant for the benefit of certain of its debt holders that it will not redeem shares of the Perpetual Preferred Stock pursuant to this Section 7(d) unless it has received proceeds from the sale of securities that have equal or greater equity-like characteristics during the 180 days prior to the date of redemption.

(e) Notice of Company’s Redemption. In the event the Company shall redeem shares of Perpetual Preferred Stock pursuant to Section 7(d), notice of such redemption shall be given to each Holder of Perpetual Preferred Stock at least 30 days and not more than 60 days prior to the proposed redemption date.  Each notice shall state:

(i)         the redemption date;

(ii)         the number of shares of Perpetual Preferred Stock to be redeemed and, if fewer than all the shares of a Holder are to be redeemed, the number of such shares to be redeemed;

(iii)         the redemption price;

(iv)         the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and

(v)         that Dividends on the shares of Perpetual Preferred Stock to be redeemed will cease to accrue on the redemption date.

(f) Partial Redemption.  In case of any redemption of only part of the shares of Perpetual Preferred Stock outstanding at the time of any redemption election by the Company pursuant to Section 7(d), the shares of Perpetual Preferred Stock to be redeemed shall be selected pro rata from the Holders in proportion to the number of shares of Perpetual Preferred Stock held by such Holders, by lot or in such other manner as the Board of Directors, the Executive Committee of the Board of Directors or any other duly authorized committee thereof may determine to be fair and equitable.

(g) Effectiveness of Redemption.  If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other assets, in trust for the pro rata benefit of the Holders of the shares of Perpetual Preferred Stock called for redemption, so as to be and continue to be available therefor, or deposited by the Company with a bank or trust company selected by the Board of Directors, the Preferred Stock Committee or any other duly authorized committee thereof (the “Trust”) in trust for the pro rata benefit of the Holders of the shares called for redemption, then, notwithstanding that any certificate for any share of Perpetual Preferred Stock so called for redemption has not been surrendered for cancellation, on and after the redemption date all shares of Perpetual Preferred Stock so called for redemption shall cease to be outstanding, all dividends with respect to such shares of Perpetual Preferred Stock shall cease to accrue on such redemption date, and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption from the Trust at any time after the redemption date from the funds so deposited, without interest.  The Company shall be entitled to receive, from time to time, from the Trust any interest accrued on such funds, and the Holders of any shares called for redemption shall have no claim to any such interest.  Any funds so deposited and unclaimed at the end

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of three years from the redemption date shall, to the extent permitted by law, be released or repaid to the Company, and in the event of such repayment to the Company, the Holders of the shares so called for redemption shall be deemed to be unsecured creditors of the Company for an amount equivalent to the amount deposited as stated above for the redemption of such shares and so repaid to the Company, but shall in no event be entitled to any interest.

(h) Restrictions on Other Payments. After the receipt by the Company of a redemption request pursuant to Section 7(a) or 7(b), unless and until the full redemption price for the shares of Perpetual Preferred Stock to be redeemed on any redemption date has been paid to the Holders requesting such redemption, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon any Junior Stock, and (ii) no shares of Junior Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or any of its subsidiaries.

(i) Status of Reacquired Shares. Any shares of Perpetual Preferred Stock redeemed in accordance with this Certificate of Designations, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance.

(h) Unredeemed Shares Remain Outstanding.  If a Holder does not elect to exercise the Change of Control Redemption option pursuant to Section 7(b), the shares of Perpetual Preferred Stock held by it will remain outstanding until otherwise subsequently redeemed.  In the event of a Change of Control in which the Company’s Common Stock shall be changed into or exchanged for other securities or property (including cash), the successor or acquiring corporation shall expressly assume the due and punctual observation and performance of each and every covenant and condition contained in this Certificate of Designation to be performed and observed by the Company and all the obligations and liabilities hereunder, with such modifications and adjustments as equitable and appropriate in order to place the Holders in the equivalent economic position as prior to such Change of Control.

Section 8.  Voting Rights.

(a) General.  The Holders shall not be entitled to vote on any matter except as set forth in Sections 8(b) and 8(c) or as required by Delaware law.

(b) Special Voting Right.

(i)         Voting Right.  If and whenever dividends on the Perpetual Preferred Stock have not been paid in an aggregate amount equal, to at least six quarterly Dividend Periods (whether consecutive or not) (a “Nonpayment”), the number of directors constituting the Board of Directors shall be increased by two, and the Holders (together with holders of any class or series of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon), shall have the right, voting separately as a single class without regard to class or series (and with voting rights allocated pro rata based on the liquidation preference of each such class or series), to the exclusion of the holders of Common Stock, to elect two directors of the Company to fill such newly created directorships (and to fill any vacancies in the terms of such directorships), provided that the Holders and the holders of any such other class or series shall not be entitled to elect such directors to the extent such election would cause the Company to violate the corporate governance requirements of the New York Stock Exchange (or other exchange on which the Company’s securities may be listed) that listed companies must have a majority of independent directors, and further provided that the Board of Directors shall at no time include more than two such directors.  Each such director so elected is referred to as a “Preferred Stock Director.”

(ii)    Election.  The election of the Preferred Stock Directors will take place at any annual meeting of stockholders or any special meeting of the Holders and any other class or series of stock of the Company having equivalent voting rights and entitled to vote thereon, called as provided herein.  At any time after the special voting power has vested pursuant to Section 8(b)(i) above, the secretary of the Company may, and upon the written request of the Holders of at least 20% of the Perpetual Preferred Stock or the holders of at least 20% of such other series (addressed to the secretary at the Company’s principal office) must (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders), call a special meeting of the Holders and any such other class or series of preferred stock for the election of the two directors to be elected by them as provided in Section 8(b)(iii).  The Preferred Stock Directors shall each be entitled to one vote per director on any matter.

(iii)    Notice of Special Meeting.  Notice for a special meeting will be given in a similar manner to that provided in the Company’s by-laws for a special meeting of the stockholders.  If the secretary of the Company

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does not call a special meeting within 20 days after receipt of any such request, then any Holder may (at the expense of the Company) call such meeting, upon notice as provided in this Section 8(b)(iii), and for that purpose will have access to the stock register of the Company.  The Preferred Stock Directors elected at any such special meeting will hold office until the next annual meeting of the stockholders of the Company unless they have been previously terminated or removed pursuant to Section 8(b)(iv).  In case any vacancy in the office of a Preferred Stock Director occurs (other than prior to the initial election of the Preferred Stock Directors), the vacancy may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by the vote of the Holders (together with holders of any other class of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon) to serve until the next annual meeting of the stockholders.

(iv)    Termination; Removal.  Whenever the Company has declared and paid or declared and set aside for payment in full all Past Due Dividends, then the right of the Holders to elect the Preferred Stock Directors will cease (but subject always to the same provisions for the vesting of the special voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods).  The terms of office of the Preferred Stock Directors will immediately terminate, and the number of directors constituting the Board of Directors will be reduced accordingly.  Any Preferred Stock Director may be removed at any time without cause by the Holders of a majority of the outstanding shares of the Perpetual Preferred Stock (together with holders of any other class of the Company’s authorized preferred stock having equivalent voting rights and entitled to vote thereon) when they have the voting rights described in this Section 8(b).

(c) Senior Issuances; Adverse Changes.  So long as any shares of Perpetual Preferred Stock are outstanding, the vote or consent of the Holders of at least 66 2/3% of the shares of Perpetual Preferred Stock at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose at which the Holders shall vote separately as a single class, will be necessary for authorizing, effecting or validating any of the following actions, whether or not such approval is required by Delaware law:

(i)    any amendment, alteration or repeal of any provision of the Company’s certificate of incorporation (including the certificate of designations creating the Perpetual Preferred Stock) or the Company’s by-laws, including by way of merger, that would alter or change the voting powers, dividend rights, preferences or special rights of the Perpetual Preferred Stock so as to affect them adversely (provided, however, that to the extent that any such amendment, alteration or repeal relates solely to an increase in the amount of the authorized or issued preferred stock (other than Perpetual Preferred Stock or Senior Stock) or any securities convertible into preferred stock (other than Perpetual Preferred Stock or Senior Stock) or the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock (other than Perpetual Preferred Stock or Senior Stock) or any securities convertible into Parity Stock (other than Perpetual Preferred Stock) or Junior Stock, then such amendment, alteration or repeal will not be deemed to adversely affect the voting powers, preferences or special rights of the Perpetual Preferred Stock, and Holders will have no right to vote on such an increase, creation or issuance);

(ii)    any amendment or alteration of the Company’s certificate of incorporation (including the certificate of designations creating the Perpetual Preferred Stock), including by way of merger, to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of Perpetual Preferred Stock or Senior Stock; or

(iii)    any consummation of a binding share exchange or reclassification involving the Perpetual Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, unless in each case (x) the shares of Perpetual Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting parent entity, are converted into or exchanged for Equivalent Preference Securities, and (y) if such shares of Perpetual Preferred Stock do not remain outstanding, immediately prior to or concurrent with the consummation thereof, all Past Due Dividends on the Perpetual Preferred Stock to the date of consummation, whether or not declared, have been paid in full.

The Company shall not provide consideration to any Holder in exchange for such Holder’s vote or consent pursuant to this Section 8(c) without offering, on identical terms, to provide all Holders who then hold Perpetual Preferred Stock with the same consideration in exchange for votes or consents per share of Perpetual Preferred Stock.

Section 9.  Preemption.

The Holders shall not have any preemptive rights.

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Section 10.  Creation of Junior Stock or Parity Stock.

Notwithstanding anything set forth in the Certificate of Incorporation or this Certificate of Designations to the contrary, the Board of Directors, or any duly authorized committee thereof, without the vote of the Holders, may authorize and issue additional shares of Junior Stock or Parity Stock, other than Perpetual Preferred Stock.

For so long as any Perpetual Preferred Stock is outstanding, the Company will not issue any preferred stock (other than the Convertible Preferred Stock) with terms (exclusive of any conversion feature) more favorable to the holders thereof, in the aggregate, than the terms of the Perpetual Preferred Stock without amending this Certificate of Designations to concurrently modify the terms of the Perpetual Preferred Stock to give the Holders the benefit of such more favorable terms.  Without limiting the generality of the foregoing, any series of preferred stock containing (i) a dividend in excess of the Dividend Rate, (ii) more favorable make-whole payments or other redemption premiums or (iii) additional covenants not contained in this Certificate of Designations shall be considered more favorable.

Section 11.  Repurchase.

Subject to the limitations imposed herein, and subject to the provisions of Section 7, the Company may purchase and sell Perpetual Preferred Stock from time to time to such extent, in such manner, and upon such terms as the Board of Directors or any duly authorized committee thereof may determine; provided, however, that the Company shall not use any of its funds for any such purchase when there are reasonable grounds to believe that the Company is, or by such purchase would be, rendered insolvent; provided, further, however, that in the event that the Company beneficially owns any Perpetual Preferred Stock, voting rights in respect of such Perpetual Preferred Stock shall not be exercisable.

Section 12.  Unissued or Reacquired Shares.

Shares of Perpetual Preferred Stock not issued or which have been issued and redeemed, or otherwise purchased or acquired by the Company shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series (provided that any such cancelled shares of Perpetual Preferred Stock may be reissued only as shares of a series other than Perpetual Preferred Stock).

Section 13.  No Sinking Fund.

Shares of Perpetual Preferred Stock are not subject to the operation of a sinking fund.

Section 14.  Transfer Agent, Conversion Agent, Registrar and Paying Agent.

The duly appointed Transfer Agent, Registrar and paying agent for the Perpetual Preferred Stock shall be BNY Mellon Shareowner Services.  The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal.  Upon any such removal or appointment, the Company shall send notice thereof by first-class mail, postage prepaid, to the Holders.

Section 15.  Replacement Certificates.

(a) Mutilated, Destroyed, Stolen and Lost Certificates.  If physical certificates are issued, the Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent.  The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Transfer Agent and the Company.

(b) Partial Redemption.  In the event that a redemption is effected with respect to shares of Perpetual Preferred Stock representing less than all the shares of Perpetual Preferred Stock held by a Holder, upon redemption the Company shall execute and the Transfer Agent shall, unless otherwise instructed in writing, countersign and deliver to such Holder, at the expense of the Company, a certificate evidencing the shares of Perpetual Preferred Stock held by the Holder as to which a redemption was not effected.

Section 16.  Taxes.

(a) Transfer Taxes.  The Company shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Perpetual Preferred Stock or shares of Common

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Stock or other securities issued on account of Perpetual Preferred Stock pursuant hereto or certificates representing such shares or securities.  The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Perpetual Preferred Stock, shares of Common Stock or other securities in a name other than that in which the shares of Perpetual Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

(b) Withholding.  All payments and distributions (or deemed distributions) on the shares of Perpetual Preferred Stock shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by Holders.

Section 17.  Notices.

All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed:  (i) if to the Company, to its office at 2030 Dow Center, Midland, MI  48674 (Attention:  Treasurer) (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company (which may include the records of the Transfer Agent) or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

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IN WITNESS WHEREOF, this Certificate of Designations has been executed on behalf of the Company by its Executive Vice President and Chief Financial Officer this _________th day of ______________, 2009.

THE DOW CHEMICAL COMPANY

By:
Name:
Title: